Exhibit 10.8

CONSENT TO SUBLEASE
EDGEWATER OFFICE PARK

THIS CONSENT TO SUBLEASE (“Consent”) dated as of ____________________, 2016, is made with reference to that certain Sublease Agreement (the “Sublease”) dated 2016 and attached hereto as Exhibit A, by and between SDL XyEnterprise LLC, a Delaware limited liability company, formerly known as XyEnterprise Inc., with an address at 201 Edgewater Drive, Suite 225, Wakefield, Massachusetts 01880 (“Tenant”) and Biofrontera AG, a Delaware corporation with an address at 201 Edgewater Drive, Wakefield, Massachusetts 01880 (“Subtenant”), and is entered into by and among Tenant, Subtenant, and 101 Edgewater LLC, a Delaware limited liability company (together with its successors and assigns, “Landlord”), with addresses in care of Hobbs Brook Management, LLC, 225 Wyman Street Waltham, Massachusetts 02451-1209, Attention: Real Estate Manager, with reference to the following facts:

(A)         Landlord and Tenant, or their respective predecessors in interest, are the parties to that certain Office Lease dated as of April 30, 2012, as amended by First Amendment to Lease dated March 17, 2014 (as heretofore or hereafter amended from time to time, the “Master Lease”) with respect to the Premises (as defined in the Master Lease) located in the building known as 201 Edgewater Drive, Wakefield, Massachusetts (the “Building”);

(B)         Tenant and Subtenant wish to enter into the Sublease, with respect to a portion of the Premises, as described in the Sublease and being known as the Additional Premises in the Master Lease, containing approximately 5,362 square feet of Rentable Floor Area located on the first floor of the Building (the “Sublease Premises”);

(C)         The Master Lease provides, inter alia, that Tenant may not enter into the Sublease without Landlord’s prior written consent; and

(D)         Tenant and Subtenant have presented the fully executed Sublease to Landlord in connection with Tenant’s request for such consent, upon all of the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.          Tenant and Subtenant represent and warrant to Landlord that the copy of the Sublease attached hereto as Exhibit A is a true and complete copy of the Sublease and that the same represents the entire agreement between Tenant and Subtenant with respect to the sublease of the Sublease Premises. Landlord hereby consents to Tenant entering into the Sublease upon the terms and conditions set forth below.

2.          This Consent shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease, nor shall this Consent change, modify or amend the Master Lease in any manner, notwithstanding anything to the contrary in the_ Sublease. Without limiting the generality of the foregoing and notwithstanding anything to the contrary in the Sublease, (a) Tenant shall obtain Landlord’s prior written approval of any other subleases, assignments or other dispositions of Tenant’s interest in the Master Lease or the Premises or any portion thereof (except as may be expressly set forth in the Master Lease) or of Subtenant’s interest in the Sublease or the demised premises thereunder or any portion thereof, (b) this Consent shall not constitute Landlord’s consent to any alteration of the Sublease Premises or the Premises, and (c) any provision of the Sublease that, directly or indirectly, purports to expand the uses permitted under the Master Lease beyond those set forth in the Master Lease, to grant to Subtenant rights that are greater than those granted to Tenant under the Master Lease or in conflict with any provision of the Master Lease or this Consent, or otherwise to change, modify or amend the Master Lease in any manner shall be deemed void and without force or effect.

3.          (a)          In the event of a Master Lease Termination (as hereinafter defined), at the written request and sole option of Landlord, Subtenant agrees to attorn to Landlord and to recognize Landlord as Subtenant’s landlord under the Sublease, upon the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease that in any way increases Landlord’s duties, obligations or liabilities to Subtenant beyond those owed to Tenant under the Master Lease or by any provision that grants or attempts to grant Subtenant any rights, privileges or benefits greater than those possessed by Tenant under the Master Lease. Subtenant hereby waives any provisions of applicable law that may permit Subtenant (i) to terminate the Sublease other than pursuant to its terms or (ii) to surrender possession of the Sublease Premises in the event of a Master Lease Termination; and Subtenant hereby agrees that the Sublease shall not be affected in any way whatsoever by a Master Lease Termination in the event Landlord requests Subtenant’s attornment to and recognition of Landlord except as set forth herein. In the event of a Master Lease Termination as to which Landlord does not so request Subtenant’s attornment to and recognition of Landlord as set forth above, the Sublease shall terminate.

In no event shall Landlord ever (i) be liable to Subtenant for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets or defense that Subtenant might have against Tenant, (iii) be bound by any rent or additional rent that Subtenant might have paid in advance to Tenant, or (iv) be bound to honor any rights of Subtenant in any security deposit placed by Subtenant except to the extent Tenant has specifically assigned and turned over such security deposit to Landlord as set forth below.

Tenant hereby agrees that in the event of a Master Lease Termination, Tenant shall immediately pay or transfer to Landlord any security deposits, rent, or other sums then held by Tenant in connection with the subleasing of the Sublease Premises, unless at that time the Sublease shall also be terminated, with the Subtenant having vacated the Sublease Premises, and there is no outstanding rent or other sums due to Landlord by either Tenant or Subtenant. Subtenant hereby agrees that under no circumstances whatsoever shall Landlord be held in any way responsible or accountable for any security deposit or any sums paid by Subtenant to Tenant except to the extent that Landlord has actually received such sums from Tenant and has acknowledged their source, and Subtenant shall have no claim to any security or other deposit made by Tenant under the Master Lease.

(b)          “Master Lease Termination” means any event that, by voluntary or involuntary act or by operation of law, might cause or permit the Master Lease (or Tenant’s right to possess the Premises under the Master Lease) to be terminated, expire, be canceled, be foreclosed against, or otherwise come to an end, including but not limited to (1) a default by Tenant under the Master Lease or any of the terms and provisions hereof, in each case beyond any applicable notice and cure period; (2) foreclosure proceedings brought by the holder of any mortgage or deed of trust to which the Master Lease is subject, unless otherwise expressly agreed to by Tenant and any such holder pursuant to any non-disturbance and/or recognition agreement or otherwise; (3) the termination of Tenant’s leasehold estate by dispossession proceeding or otherwise; or (4) the expiration or termination of the Master Lease in accordance with its terms.

4.          Subtenant shall be liable to Landlord, jointly and severally with Tenant, to the extent of the obligations undertaken by or attributable to Subtenant under the Sublease, for the performance of Tenant’s agreements under the Master Lease. Landlord may elect to receive directly from Subtenant all sums due or payable to Tenant by Subtenant pursuant to the Sublease, and upon receipt of Landlord’s notice, following a Master Lease Termination (and not otherwise), Subtenant shall thereafter pay to Landlord any and all sums becoming due or payable under the Sublease and Tenant shall receive from Landlord a corresponding credit for such sums actually received by Landlord against any and all payments then owing from Tenant under the Master Lease. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant’s duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease in the event of a Master Lease Termination, nor subsequently to accept any purported attornment by Subtenant not elected by Landlord pursuant to Section 3(a) hereof.

5.          Subtenant hereby acknowledges that it is familiar with all of the terms and provisions of the Master Lease and agrees not to do or omit to do anything that would cause Tenant to be in breach of the Master Lease. Any such act or omission shall also constitute a breach of the Master Lease and this Consent and shall entitle Landlord to recover any damage, loss, cost, or expense that it thereby suffers from Tenant and Subtenant, jointly and severally. Without limiting the generality of the foregoing, Subtenant shall comply with and be subject to the provisions of the Master Lease regarding Tenant’s insurance (to the extent the same relate to the Sublease Premises) and waivers of subrogation and, upon Landlord’s request from time to time, shall provide Landlord with such evidence of such compliance. To the extent that any provision of the Sublease is inconsistent with the provisions of the Master Lease, Subtenant agrees that it shall be bound by any stricter provision set forth in the Master Lease.

6.          Tenant and Subtenant, jointly and severally, shall be liable to reimburse Landlord for any expenses, including reasonable attorneys’ fees, incurred in enforcing any of the terms or provisions of this Consent.

7.          No expansion, extension, or termination of the Sublease that is not expressly set forth in the Sublease, and no modification of the Sublease, will be binding upon Landlord without Landlord’s prior written consent thereto. If the Master Lease has been guaranteed, then Tenant shall deliver to Landlord a written approval of the Sublease and this Consent by each such guarantor as evidenced by the Joinder to this Consent.

8.          The agreements contained herein constitute the entire understanding between the parties with respect to Landlord’s consent to the Sublease, and shall supersede any prior agreements, written or oral with respect to such consent. Tenant and Subtenant warrant and agree that neither Landlord nor any of its agents or other representatives have made any representations concerning the Premises, their condition, the Sublease, or the Master Lease.

9.          Any notice, approval, consent and other like communication hereunder shall be effective only if given in writing and shall be deemed duly served (i) if and when hand delivered, (ii) the third day following such mailing if and when mailed prepaid certified or registered mail, or (iii) the next business day if sent by national recognized overnight courier which provides evidence of delivery (in any case, whether or not accepted for delivery), in each case addressed to the parties at the addresses set forth in this Consent (or to the extent any such address(es) are not so listed, then to the Landlord at the Landlord’s notice address applicable under the Master Lease, or to Tenant or Subtenant at the address of the Premises or of the Sublease Premises, respectively). Any party may change its address for notice by giving notice in the manner hereinabove provided.

10.         Notwithstanding anything to the contrary in the Sublease, (a) neither the Master Lease, the Sublease nor this Consent shall be deemed, nor are they intended, to grant to Subtenant any rights whatsoever against Landlord, (b) Subtenant hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease shall be solely against Tenant, that it is not a third party beneficiary under the Master Lease, and that it is not entitled to assert, against Landlord, any of Tenant’s rights under the Master Lease or any claims arising under the Sublease, whether in its own right, on behalf of Tenant, by a purported assignment of Tenant’s rights under the Master Lease to Subtenant, or otherwise, and (c) Tenant and Subtenant shall be jointly and severally liable to Landlord for all charges for services from time to time rendered by Landlord or its agents to the Sublease Premises or to Subtenant in connection with the Sublease Premises, whether the same are for ordinary services (such as electricity), separately reimbursable services (such as after-hours HVAC or other special or extra services), or otherwise, whether the same are requested by Tenant or Subtenant or their respective representatives, and whether or not the same are permitted or prohibited by, or referenced in, the Master Lease or the Sublease, and Tenant and Subtenant shall be responsible, as between themselves, for allocating responsibility for such charges. Landlord may in its sole discretion disregard, refuse, or decline to respond to any requests from time to time made by Subtenant directly to Landlord for any such services, approvals, or otherwise.

11.         Tenant and Subtenant agree: (a) jointly and severally, to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage, or liability, including reasonable attorneys’ fees, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission, finder’s fee or like payment in connection with the Sublease or (ii) relating to or arising out of the Sublease or any related agreements or dealings; and (b) that Section 14 of the Sublease shall govern their respective obligations to one another regarding any such brokers.

12.         Tenant shall promptly pay Landlord’s expenses incurred in connection with Tenant’s request for consent of this Sublease, as and to the extent provided in the Master Lease.

13.         Subtenant hereby warrants, represents and certifies to Landlord that (a) Subtenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Subtenant has the authority to own its property and to carry on its business as contemplated under the Sublease; (c) Subtenant is in compliance with all laws and orders of public authorities applicable to Subtenant, (d) Subtenant is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control or other governmental agency and that it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation; (e) Subtenant has duly executed and delivered this Consent; (f) the execution, delivery and performance by Subtenant of this Consent (i) are within the powers of Subtenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Subtenant is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Subtenant’s property, except by the provisions of this Consent; and (g) the Consent is a valid and binding obligation of Subtenant in accordance with its terms. Subtenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorneys’ fees and costs) arising from or related to any breach of the foregoing warranty, representation, and certification. The provisions of this Section 13 shall survive the expiration or earlier termination of the term of the Sublease.

14.         Landlord shall not be considered to have consented to the Sublease unless and until this Consent is executed and delivered by Landlord, Tenant, and Subtenant and approved by the holder of any mortgage on the Building having a right to approve the Sublease (Landlord hereby representing and warranting to Tenant and Subtenant that no such holder exists as of the date of this Consent). The submission of this Consent to Tenant or Subtenant for review or for execution, or any course of negotiations or communications with respect to the proposed Sublease, shall not constitute or be deemed to constitute Landlord’s consent to the Sublease, an undertaking to provide such consent, a waiver of any right of Landlord to request and review financial information, references, and other information regarding the Subtenant, its business and principals, and proposed activities in the Subleased Premises, or to recapture or terminate the Lease as to the Sublease Premises, or other undertaking to provide such consent or waiver. Any liability of Landlord to Tenant under or in connection with this Consent, and any liability of Landlord to Subtenant, including without limitation liability under or in connection with the Sublease or arising in any way from Subtenant’s use or occupancy of the Sublease Premises, shall be limited to the same extent as Landlord’s liability to Tenant is limited under the Master Lease.

15.         This Consent shall be binding upon and shall inure to the benefit of Landlord, Tenant, and Subtenant and their respective successors and permitted assigns.

16.         This Consent may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute a single agreement, and shall be governed by the laws of The Commonwealth of Massachusetts.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED under seal as of the date first written above.

LANDLORD:

101 EDGEWATER LLC, a Delaware limited liability company

By:
Name:
Title: Manager

TENANT:

SDL XYENTERPRISE LLC, a Delaware limited liability company

By:
Name:
Title:
Duly authorized

SUBTENANT:

BIOFRONTERA AG, a Delaware corporation

By:
Name:
Title:
Duly authorized

JOINDER

The undersigned, SDL, plc (the “Guarantor”), the guarantor of Tenant’s obligations under the Master Lease pursuant to the terms and provisions of the Guaranty dated April 30, 2012, hereby acknowledges its consent to the Sublease and this Consent pursuant to the terms and provisions of Section 7 of this Consent.

SDL, plc

By:
Name:
Title:

EXHIBIT A

Copy of Executed Sublease

[See Attached]

SUBLEASE AGREEMENT

This SUBLEASE AGREEMENT (as the same may be amended, modified, supplemented or restated from time to time, this “Sublease”) is made as of __________________, 2016, by and between SDL XYENTERPRISE LLC, a Delaware limited liability c6mpany (f/k/a XyEnterprise Inc.) (the “Sublandlord”), having an address at 201 Edgewater Drive, Wakefield, Massachusetts 01880, and BIOFRONTERA, AG, a Delaware corporation (the “Subtenant”), having an address at #253, 450B Paradise Road, Swampscott, Massachusetts 01907.

WITNESSETH

WHEREAS, by that certain Office Lease dated as of April 30, 2012, by and between 101 Edgewater LLC, a Delaware limited liability company (“Landlord”), and Sublandlord, as tenant, as amended by that First Amendment to Lease dated as of March 17, 2014 (as amended, the “Underlying Lease”), a copy of which is annexed hereto, made a part hereof and marked Exhibit A, Landlord did lease to Sublandlord the space described in the Underlying Lease (the “Premises”) in the Complex (as defined therein), all as more particularly described in the Underlying Lease;

WHEREAS, all capitalized terms used herein without definition shall have the same meaning as set forth in the Underlying Lease; and

WHEREAS, Sublandlord desires to sublease to Subtenant the approximately 5,362 rentable square foot portion of the Premises referred to in the First Amendment to Lease as the “Additional Premises” and shown on the plan attached hereto as Exhibit A-1 (the “Subleased Premises”), and Subtenant is willing to sublet the Subleased Premises from Sublandlord on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed by and between the parties hereto as follows:

1.          PREMISES.

1.1           Sublease. Sublandlord hereby subleases unto Subtenant, and Subtenant hereby takes and hires from Sublandlord, the Subleased Premises, subject to the terms, conditions and provisions hereof. Subtenant shall have all the rights, privileges and benefits of the “Tenant” of such Underlying Lease pertaining to the Subleased Premises except as herein specifically limited or denied, and the same are hereby granted and conveyed to Subtenant from Sublandlord for the full Term hereof.

1.2           Condition of Premises. Subject to Sublandlord’s obligation to deliver the Subleased Premises to Subtenant in so-called “broom clean” condition and free of all occupants, Subtenant accepts the Subleased Premises and the Personal Property (as defined below) therein in “as-is” condition on the Sublease Commencement Date (as defined below). Subtenant acknowledges and agrees that Sublandlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Subleased Premises, or any part thereof, or to provide any allowance for such purposes, and that no representations respecting the condition of the Subleased Premises have been made by Sublandlord to Subtenant.

2.          TERM.

The term of this Sublease shall commence upon the full execution and delivery of this Sublease by the Sublandlord and Subtenant and receipt of the Landlord’s consent referred to in Section 12 (the “Sublease Commencement Date”) and end on June 15, 2019 (the “Term”), unless the Term may be sooner terminated as set forth herein. Subtenant shall have the right to occupy the premises beginning on the Sublease Commencement Date.

3.          BASE RENT AND ADDITIONAL RENT.

Subtenant covenants and agrees to pay rent to Sublandlord to the address noted in Section 3.2, at the following rates and time periods:

3.1           Rent. Subtenant shall pay to Sublandlord fixed rent for the Premises (“Base Rent”), in advance, on the first day of each and every calendar month during the Term hereof and pro-rated for the fraction of any month, without offset, deduction, notice or demand, in the following amounts:

Period	Monthly Base Rent
Sublease Commencement Date to May 31, 2017	$7,372.75
June 1, 2017 to May 31, 2018	$7,819.58
June 1, 2018 to June 15, 2019	$8,266.42

3.2           Additional Rent. Subtenant covenants and agrees to pay to Sublandlord, as additional rent, the following amounts (collectively, “Additional Rent”) when billed by Sublandlord in the manner provided in Section 2.6 of the Underlying Lease:

(a)           Operating Expenses. 5.44% of Landlord’s Operating Expenses in each calendar year or portion thereof in the Term in excess of Landlord’s Operating Expenses for Calendar Year 2016, which percentage is based on the ratio of the (i) rentable square footage of the Subleased Premises (i.e., approximately 5,362 rentable square feet) to (ii) Rentable Floor Area of Building (as defined in the Underlying Lease) (i.e., 98,583 square feet);

(b)           Taxes. 5.44% of Landlord’s Taxes in each tax fiscal year or portion thereof in the Term in excess of Landlord’s Taxes for the tax fiscal year ending June 30, 2017, which percentage is based on the ratio of the (i) rentable square footage of the Subleased Premises (i.e., approximately 5,362 rentable square feet) to (ii) Rentable Floor Area of Building (i.e., 98,583 square feet); and

(c)           Electric. 22.23% of the electricity billed to the Premises, provided that if Subtenant’s use of electricity shall exceed normal office use as reasonably designated by Sublandlord, Subtenant shall pay an additional amount therefor, as reasonably estimated and billed by Sublandlord, which percentage is based on the ratio of the (i) rentable square footage of the Subleased Premises (i.e., approximately 5,362 rentable square feet) to (ii) rentable square footage of the Premises (i.e., approximately 24,125 square feet).

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3.3           Address for Payment. All Rent and Additional Rent shall be paid to Sublandlord at the address set forth in the Notice section or such other address as Sublandlord may designate in writing.

3.4           Security Deposit. Subtenant shall deposit with Sublandlord a security deposit in the amount of $14,745.50 (the “Security Deposit”), which sum Sublandlord shall retain as security for the performance by Subtenant of each of its obligations hereunder. If at any time Subtenant fails to perform any of its obligations under this Sublease, including the payment of Rent or other payment obligations, Sublandlord may, at its option, apply the Security Deposit (or any portion thereof) to cure Subtenant’s default or to pay for damages caused by Subtenant’s default, and Subtenant shall immediately pay to Landlord the amount so applied to replenish the Security Deposit. If this Sublease has been terminated, then Sublandlord may apply the Security Deposit (or any portion thereof) against the damages incurred as a consequence of Subtenant’s breach. The application of the Security Deposit shall not limit Sublandlord’s remedies for default under the terms of this Sublease. Unless Sublandlord uses the Security Deposit to cure a default of Subtenant, to pay damages for Tenants’ breach of the Sublease or to restore the Premises to the condition to which Subtenant is required to leave the Premises upon expiration or any termination of the Sublease, then Sublandlord shall, within thirty (30) days after the termination of this Sublease, refund to Subtenant any funds remaining in the Security Deposit.

4.          USE.

Subtenant shall have the right to use the Premises for the Permitted Uses set forth in the Underlying Lease, and for no other purpose.

5.          UTILITIES.

Except as provided in Section 3.2 above, Subtenant shall be responsible for all charges for any utility, if any, separately metered or submetered to the Subleased Premises and consumed by Subtenant in or upon the Subleased Premises during the Term of this Sublease.

6.          ASSIGNMENT AND SUBLEASING.

Subtenant shall not have the right to assign Subtenant’s interest in this Sublease or sublease all or any portion of the Subleased Premises during the Term, by operation of law or otherwise, without the prior written consent of Landlord and Sublandlord.

7.          SUBORDINATION OF SUBLEASE.

7.1           Subordination of Sublease. It is understood that Sublandlord is not the fee owner of the Premises, but has acquired its interest therein solely through the Underlying Lease. This Sublease is subject to the provisions of the Underlying Lease and subordinate thereto. In the event that the Underlying Lease shall be cancelled or terminated by Landlord, the Term of this Sublease shall automatically terminate as of the date of such cancellation or termination of the Underlying Lease by Landlord, and Sublandlord shall not be liable in any way or to any extent to Subtenant for such termination or cancellation or for any damages or losses incurred or claimed to be incurred by Subtenant as a result thereof.

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7.2           Attornment. Notwithstanding anything to the contrary contained herein, in the event of a termination of the Underlying Lease, and re-entry and dispossession of Sublandlord by Landlord, Landlord may, at its option, take over all right, title and interest of Sublandlord under this Sublease and Subtenant shall, at Landlord’s option, attorn to Landlord, pursuant to the terms of this Sublease, except that Landlord shall not:

(a)           be liable for any previous act or omission of Sublandlord under this Sublease;

(b)           be subject to any offset, not expressly provided in this Sublease, which theretofore accrued to Subtenant against Sublandlord;

(c)           be bound by any modification of this Sublease made subsequent to the date hereof or by any previous prepayment of more than one month’s rent unless previously approved by Landlord;

(d)           be hound by any covenant to undertake or complete any construction of the Subleased Premises or any portion thereof demised by this Sublease; or

(e)           be bound by any obligation to make any payment to or on behalf of Subtenant.

8.          INCORPORATION OF UNDERLYING LEASE.

8.1           Sublease Subject to Underlying Lease. Except as otherwise herein provided, this Sublease is subject to all of the terms, covenants and conditions of the Underlying Lease and such terms, covenants and conditions are incorporated herein by reference and made a part of this Sublease as if fully set forth herein except as otherwise stated in Section 8.2 below and except that the following provisions shall not apply to this Sublease:

(a)           Section 1.1 — Any provision thereof which is inconsistent with this Sublease

(b)           Section 2.1.1 — Right of First Offer

(c)           Section 2.4, including Section 2.4.1 — Term and Extension Option

(d)           Section 2.6.5 — Audit Rights

(e)           Section 2.7, First Paragraph — Electricity

(f)           Article III — Construction

(g)           Section 5.8 — Assignment, Subletting

(h)           Section 8.6 — Brokerage

(i)            Section 8.21 - Guaranty

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(j)           Article X — Subordination and Non-disturbance

(k)          Article XI — Roof Space

(l)           Article XII — Moving Allowance

(m)          Exhibit B — Landlord’s Initial Construction

(n)           First Amendment, Sections 1(a) (Annual Fixed Rent), 1(b) (Additional Rent) and 1(c) (As-Is)

(o)           First Amendment — Section 2 — Right of First Offer

(p)           First Amendment — Section 4 — Brokerage

(q)           First Amendment — Section 7 - Signage

The words “Landlord” and “Tenant” as utilized in the provisions of the Underlying Lease incorporated herein shall be deemed for the purposes of this Sublease to refer to Sublandlord and Subtenant respectively, it being understood and agreed that, subject to the provisions of Section 8.3 below, Sublandlord will not be acting as, or assuming any of the responsibilities of, Landlord, and all references in the Underlying Lease to Landlord-provided services or Landlord insurance requirements, and any other references which by their nature relate to the owner or operator of the building, rather than to a tenant of the building subleasing space to a subtenant, shall continue to be references to Landlord and not to Sublandlord. The words, “this Lease” as utilized in the provisions of the Underlying Lease incorporated herein shall be deemed for the purposes of this Sublease to refer to this Sublease. In all provisions of the Underlying Lease requiring the approval or consent of the “Landlord,” Subtenant shall be required to obtain the approval or consent of Sublandlord (which may be conditioned on Sublandlord’s ability to obtain the approval or consent of Landlord pursuant to the Underlying Lease).

8.2           Conflict with Underlying Lease. If any of the provisions of this Sublease are at variance or in conflict with the provisions of the Underlying Lease due to an express deletion, modification or alteration of such provisions herein, the provisions of this Sublease shall govern and control, as between Sublandlord and Subtenant only, and Landlord shall not be bound thereby.

8.3           Sublandlord’s Obligations. Notwithstanding anything to the contrary in this Sublease or the Underlying Lease, Sublandlord shall have no obligation to perform any of the terms, covenants and conditions contained in the Underlying Lease to be performed by Landlord. Without limiting the foregoing, Sublandlord shall have no obligation to provide any or all of the services, utilities, work, alterations, repairs or maintenance to be provided by Landlord under the Underlying Lease, and Sublandlord shall in no way be liable to Subtenant for any failure of Landlord to provide such services, utilities, work, alterations, repairs or maintenance. Notwithstanding the foregoing, Sublandlord shall use reasonable efforts to promptly enforce, at Subtenant’s sole cost and expense, all of its rights under the Underlying Lease upon notice from Subtenant of Landlord’s failure to perform its obligations under the Underlying Lease.

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8.4           Subtenant’s Obligations. Subtenant hereby agrees to perform all of the obligations applicable to the Subleased Premises imposed on Sublandlord as Tenant under the Underlying Lease except for the payment of rent and other charges to Landlord and except as expressly provided for herein.

Subtenant agrees to indemnify and hold Sublandlord harmless from and against any and all claims, suits, damages, liabilities and expenses, including reasonable attorneys’ fees, arising out of Subtenant’s use and occupancy of the Subleased Premises.

8.5           Violation of Underlying Lease. Subtenant covenants that it will not commit, or suffer to be committed, any act or act of omission in violation of the terms and provisions of the Underlying Lease so as to render Sublandlord in default in any of the terms, covenants and conditions of the Underlying Lease.

8.6           Cabling. Notwithstanding Section 5.10 of the Underlying Lease to the contrary, Subtenant shall be obligated to remove, at Subtenant’s sole cost and expense, any wiring, cabling and/or other tel/data systems installed by Subtenant within or to otherwise serve the Subleased Premises pursuant to the terms and provisions of this Sublease, but shall not be obligated to remove any wiring, cabling and/or other tel/data systems existing within or otherwise serving the Subleased Premises prior to Subtenant’s occupancy thereof.

8.7           Default by Landlord. In the event of any default by Landlord of the Underlying Lease under the terms thereof, Subtenant shall give Sublandlord and Landlord written notice thereof, and Sublandlord shall use commercially reasonable efforts to compel Landlord to cure any such default pursuant to the terms of the Underlying Lease.

9.          DEFAULT.

9.1           Default Under Sublease. The occurrence of any of the following shall constitute an “Event of Default”: (a) failure by Subtenant to pay Base Rent, Additional Rent or any other amounts payable under this Sublease, when due and such failure continues for more than three (3) business days following written notice from Sublandlord; and (b) failure by Subtenant to observe or perform any other provision of this Sublease to be observed or performed by Subtenant and such failure continues for more than ten (10) days following written notice from Sublandlord (provided, however, if such failure is of such a nature that Subtenant cannot reasonably remedy the same within such ten (10) day period, then Subtenant shall have an additional period, not to exceed thirty (30) days after the notice described in this subsection (b) to remedy the same, so long as Subtenant promptly commences (and in any event within such ten (10) day period) and prosecutes such remedy to completion with diligence and continuity). At any time after the occurrence of an Event of Default, Sublandlord shall have the right to terminate this Sublease by providing written notice to Subtenant and the effective date of such termination shall be five (5) business days after Subtenant’s receipt of such notice.

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9.2           Underlying Lease Controls. Except in the Event of Default, which shall be governed by the provisions of Section 9.1 of this Sublease, (a) whenever a time period is specified in the Underlying Lease within which the Sublandlord, as tenant therein, must give notice or make a demand following an event, or within which Sublandlord must respond to any notice, request or demand previously given or made by the Landlord, or comply with any obligation thereunder on such Sublandlord’s part, such time period is hereby changed (for purposes of this Sublease only) by subtracting five (5) days therefrom, and (b) whenever a time period is specified in the Underlying Lease within which the Landlord must give notice or make a demand following an event or within which the Landlord must respond to any notice, request or demand previously given or made by the Sublandlord thereunder, or comply with any obligation thereunder on Landlord’s part, such time period is hereby changed (for purposes of this Sublease only) by adding five (5) days thereto. It is the intent of this Section to provide Sublandlord with time within which to transmit to the Landlord any notices or demands received by Sublandlord from Subtenant, and to transmit to Subtenant any notices or demands received by Sublandlord from the Landlord.

9.3           Remedies. Sublandlord shall have, in addition and not in limitation of any other remedy permitted by law or by this Sublease, all the rights and remedies of Landlord under Article VII of the Underlying Lease in the event of a default by Subtenant hereunder.

10.         GENERAL PROVISIONS.

10.1         Insurance. Any insurance required to be carried by Subtenant pursuant to the provisions of the Underlying Lease (including, but not limited to, Section 5.5.2 of the Underlying Lease) shall name Landlord as well as Sublandlord as additional insured parties.

Except to the extent that the following is prohibited by the terms of any insurance policy carried by either party with respect to the Subleased Premises or occurrences thereon, each party, on behalf of themselves and their insurers, hereby waives any rights of recovery against the other (and, in the case of Subtenant, also against Landlord) for loss or injury against which such party is protected by insurance to the extent of the coverage provided by such insurance.

10.2         Holding Over. If Subtenant occupies (or claims the right to occupy) the Subleased Premises or any portion of the Subleased Premises after the expiration or earlier termination of this Sublease without having entered into a new sublease of the Subleased Premises with Sublandlord, Subtenant shall be a tenant-at-sufferance only, shall be subject to all of the terms and provisions of this Sublease, and shall pay, as use and occupation each month, an amount equal to one hundred fifty percent (150%) of the monthly Base Rent payments and one hundred percent (100%) of the Additional Rent payments in effect for the last full calendar month preceding the date of expiration or earlier termination of this Sublease. Such a holding over, even if with the consent of Sublandlord, shall not constitute a tenancy at will or an extension or renewal of this Sublease, and shall not diminish or affect Sublandlord’s right to recover possession of the Subleased Premises by self help, re-entry by summary proceedings or otherwise, the provisions of this Sublease, judicial process or otherwise. Subtenant shall save Sublandlord harmless and will exonerate, defend, indemnify and hold harmless Sublandlord from and against any and all damages and expenses that Sublandlord suffers on account of Subtenant’s holding over in the Subleased Premises after the expiration or sooner termination of the term of this Sublease.

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10.3         Alterations. Subtenant shall make no decorations, alterations, additions or improvements to the Subleased Premises without the consent of both the Landlord and Sublandlord, which consent Sublandlord and Landlord may withhold in their sole discretion. Any and all alterations, improvements or additions by Subtenant shall be made in compliance with all applicable statutes, laws, ordinances and the like and shall become the property of Landlord, except to the extent such alterations or improvements constitute trade fixtures of Subtenant. Subtenant shall indemnify and hold harmless the Landlord and Sublandlord from and against all losses, damages, expenses (including reasonable attorneys’ fees) and all statutory liens or claims or liens of any contractor, subcontractor, materialman, laborer or any other party which may arise in connection with any alteration, addition, additional improvement or building to the Subleased Premises made by Subtenant or Subtenant’s contractors. In the event Subtenant shall make any improvements or alterations in the Subleased Premises and Landlord shall require the removal thereof, Subtenant shall remove the same and repair all damage caused thereby prior to the expiration of the term of this Sublease.

10.4         Furniture, Fixtures and Equipment. Subtenant shall have the right to use and maintain all of the furniture, furniture systems and fixtures located in the Subleased Premises during the Term of the Sublease set forth on Exhibit B attached hereto (collectively, the “Personal Property”). Subtenant shall not have the right to convey, barter or dispose of any of the Personal Property and shall maintain the same in good condition and repair throughout the Term, reasonable wear and tear and damage by casualty or condemnation excepted.

10.5         Signage. Any and all signage shall comply with the Underlying Lease. All costs and expenses associated with removing Subtenant’s signage, installing new signage for Subtenant or removing signage of Subtenant at the end of the Term shall be paid by the Subtenant.

11.         NOTICES.

All notices to be given hereunder shall be deemed to be properly given as of the date of receipt of delivery (which shall be deemed one (1) day after the date mailed if sent by overnight courier) or refusal of delivery if in writing and sent by certified mail, overnight carrier or messenger (personal delivery) addressed as follows:

If to Sublandlord:

SDL XyEnterprise LLC

201 Edgewater Drive

Wakefield, MA 01880

Attn: Kevin Keating, Divisional Finance Controller

If to Subtenant:

Biofrontera, AG

201 Edgewater Drive

Wakefield, MA 01880

Attn: Monica Tamborini, CEO of US Operations

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or at such other address as either party from time to time may specify in writing to the other. It is further agreed that each party hereto will promptly furnish to the other party a copy of any notice it may receive from any third person which may affect the rights of any party hereunder.

12.         LANDLORD’S CONSENT.

This Sublease is conditioned upon Sublandlord and Subtenant obtaining the written consent of the Landlord to this Sublease and the consent of any mortgagee of Landlord that may be required.

13.         LIMITATION ON RIGHT OF RECOVERY.

13.1         Sublandlord’s Liability. Notwithstanding anything to the contrary contained herein, there shall be absolutely no personal liability on Sublandlord’s officers, directors, partners, agents, employees, affiliates or any heir, administrator, executor, successor, legal representative or assign of any of them with respect to any of the terms, covenants, conditions and provisions of this Sublease in the event of a default by Sublandlord hereunder or in the event of any other claim in connection with the Subleased Premises. Such exculpation is absolute and without any exception whatsoever and all such liability of any kind hereunder is expressly waived by Subtenant and every person now or hereafter claiming any right hereunder or by, through or under Subtenant.

13.2         Subtenant’s Liability. Notwithstanding anything to the contrary contained herein, there shall be absolutely no personal liability on Subtenant’s officers, directors, partners, agents, employees, affiliates or any heir, administrator, executor, successor, legal representative or assign of any of them with respect to any of the terms, covenants, conditions and provisions of this Sublease in the event of a default by Subtenant hereunder or in the event of any other claim in connection with the Subleased Premises. Such exculpation is absolute and without any exception whatsoever and all such liability of any kind hereunder is expressly waived by Sublandlord and every person now or hereafter claiming any right hereunder or by, through or under Sublandlord.

14.         BROKERS.

Each party represents and warrants to the other that it has not dealt with any real estate broker, salesperson or finder, in connection with this Sublease other than Cushman & Wakefield of Massachusetts, Inc. Any brokerage commission due to it shall be paid by Sublandlord. Both parties agree to hold the other harmless from all losses, damages, claims and expenses (including reasonably attorney’s fees) arising out of any claims for commission or finders fees or otherwise asserted by any person or firm either party has employed as its broker in connection with this Sublease.

15.         MERGERS, DISCLAIMERS.

All understandings and agreements heretofore had between the parties hereto are merged in this Sublease, which alone fully and completely express this Sublease. Subtenant has not relied upon or been induced by any statements or representations, other than those expressly set forth in this Sublease, of any person in respect of the title to or the physical condition of the Subleased Premises, or any other matter affecting the Subleased Premises or this transaction which might be pertinent in considering the execution of this Sublease. Subtenant expressly acknowledges that no such representation not embodied herein have been made.

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16.         ENTIRE AGREEMENT AND BENEFIT.

This agreement contains the entire understanding between parties. No waiver, change, modification or discharge of any of the provisions of this Sublease shall be valid unless effected by an agreement in writing signed by both parties hereto. The waiver of any of the provisions of this Sublease shall not be deemed to be a waiver of any subsequent breach or default of the provisions hereof. This Sublease shall be binding upon and inure to the benefit of Sublandlord and Subtenant and their respective successors and assigns.

17.         SEVERABILITY.

The illegality or invalidity of any provision of this Sublease, by reason of any rule of law or public policy, shall not affect this Sublease or any other provision hereof, but this Sublease shall, nevertheless, remain in full force and effect and shall be construed in all respects as if such invalid provision were omitted.

18.         CONSTRUCTION.

This Sublease and the performance thereof shall be construed, regulated and governed by the laws of the Commonwealth of Massachusetts. The section headings have been inserted for convenience only and shall not enter in the interpretation or construction of this Sublease.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

SUBLANDLORD:

SDL XYENTERPRISE LLC, a Delaware limited liability company

By:
Name:
Title:

SUBTENANT:

BIOFRONTERA AG, a Delaware corporation

By:
Name:
Title:

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Exhibit A

Underlying Lease

[See Attached]

A

HOBBS BROOK OFFICE PARK
WAKEFIELD, MASSACHUSETTS

FIRST AMENDMENT TO LEASE
XYENTERPRISE INC.

First Amendment to Lease (“First Amendment”) dated as of March 17, 2014 between 101 EDGEWATER LLC, a Delaware limited liability company (“Landlord”), and XYENTERPRISE INC., a Delaware corporation (“Tenant”).

Background

Reference is made to a lease dated April 30, 2012 (the “Lease”) between Landlord and Tenant for certain premises containing 18,763 square feet of Rentable Floor Area (the “Existing Premises”) in the building known as 201 Edgewater Drive, Wakefield, Massachusetts (the “Building”). Capitalized terms used and not otherwise defined in this First Amendment shall have the meanings ascribed to them in the Lease.

Landlord and Tenant desire to enter into this First Amendment to add certain expansion space to the Existing Premises on the terms more particularly set forth in this First Amendment.

Agreement

FOR VALUE RECEIVED, Landlord and Tenant agree as follows:

1.          Expansion. Effective as of the Expansion Commencement Date (defined below), Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to lease from Landlord 5,362 square feet of Rentable Floor Area (the “Additional Premises” the Existing Promises and the Additional Premises are collectively, referred to as the “Premises” or the “Expanded Premises”) as shown on the floor plan attached hereto as Exhibit A. Tenant’s lease of the Additional Premises shall be on all of the same terms and conditions as the Existing Premises, except as otherwise specified herein. Effective as of the Expansion Commencement Date, the Additional Premises shall be made a part of the Premises under the Lease and Tenant shall be leasing a total of 24,125 square feet of Rentable Floor Area in the Building. Landlord may elect to send Tenant documentation setting forth the Expansion Commencement Date and other matters in the form attached as Exhibit D (a “Confirmation of Expansion Commencement”), which shall be binding subject to Tenant’s right to deliver to Landlord a written notice specifying Tenant’s objections within ten (10) days of Tenant’s receipt of the Confirmation of Expansion Commencement. The foregoing shall not relieve Landlord of the obligation to complete punch list items of Landlord’s Initial Construction. Landlord and Tenant acknowledge that the Initial Term applicable to the Expanded Premises is scheduled to expire on June 30, 2019 (subject to extension pursuant to the Lease, the “Term Expiration Date”).

(a)          Annual Fixed Rent for the Additional Premises. Subject to the abatement of monthly installments of Annual Fixed Rent for the Additional Premises described below, commencing on (x) the earlier of (i) the date Tenant enters into possession of all or any portion of the Additional Premises for the conduct of its business (which shall not be deemed to occur by virtue of the installation or testing of computers or other equipment or the installation of other property of Tenant in the Additional Premises) or (ii) the Substantial Completion Date, as such term is defined in the attached Exhibit B (the earlier of such dates being referred to herein as the “Expansion Commencement Date”) and continuing through (y) the last day of the Term, Tenant shall pay Annual Fixed Rent for the Additional Premises in the amount per rentable square foot in accordance with the following schedule:

Expansion Lease Year	Rent Per Rentable Square Foot	Annual Fixed Rent	Monthly Installments Annual Fixed Rent
1-3	$22,00	$117,964.00	$9,830,33
4 - Term Expiration Date	$24.00	$128,688.00	$10,724.00

An “Expansion Lease Year” shall consist of twelve (12) calendar months beginning with the Expansion Commencement Date (as defined above), except that if the Expansion Commencement Date is not the first day of a calendar month, then Expansion Lease Year I shall include the partial month that includes the Expansion Commencement Date in addition to the following twelve (I2) calendar months, and the Annual Fixed Rent for Expansion Lease Year 1 shall be proportionately increased, Notwithstanding anything to the contrary contained in the Lease or this First Amendment, provided that no uncured default exists at the time of the abatement, Tenant shall be entitled to an abatement of monthly installments of Annual Fixed Rent for the Additional Premises for the two (2) month period beginning on the Expansion Commencement Date (in an amount not to exceed $19,660.66).

(b)          Additional Rent. Commencing on the Expansion Commencement Date and continuing through the Term Expiration Date, payments of Additional Rent for Landlord’s Operating Expenses and Taxes with respect to the Additional Premises shall be determined and paid at the times and in the manner set forth in Sections 2.5 and 2.6 of the Lease, except that (i) the Base Operating Expenses Per Square Foot of Rentable Floor Area figure for the Additional Premises shall be equal to actual Operating Expenses for calendar year 2014 adjusted to 95% occupancy and (ii) the Base Taxes Per Square Foot of Rentable Floor Area figure for the Additional Premises shall be equal to actual Taxes for calendar year 2014. From and after the Expansion Commencement Date, Tenant shall pay for all electricity consumed in the Additional Premises as set forth in Section 2.7 of the Lease and any other additional charges incurred under the Lease for the Additional Premises other than Additional Rent for Landlord’s Operating Expenses and Taxes.

(c)          As-Is. The Additional Premises are being leased in their “as-is” condition without representation or warranty by Landlord, and Landlord shall not be required to perform any work in connection with Tenant’s occupancy of the Additional Premises during the Term. Notwithstanding the foregoing, Landlord, at Tenant’s cost, subject to the Improvement Allowance set forth in Exhibit B attached to this First Amendment, shall perform the construction of the initial improvements to the Additional Premises for Tenant’s occupancy shown on Landlord’s Plans attached hereto as Exhibit B-1, in accordance with the provisions of Exhibit B to this First Amendment, using Building standard materials and finishes. Any additional improvement to the Additional Premises not shown on Landlord’s Plans that is requested by Tenant and approved by Landlord shall be constructed at Tenant’s sole cost and expense, subject to all terms and provisions of the Lease.

2.          Right of First Offer. Prior to Landlord’s leasing any available space in the Building (the “First Offer Space”), to any third party, Landlord shall offer to lease such space (the “Offered Space”) to Tenant at the Expansion Market Rent (defined below) and except as otherwise specified herein on the same terms and conditions as the Lease, provided however, that (a) if there are less than three (3) Lease Years left in the Term at the time Landlord is offering to lease the Offered Space, Tenant may lease the Offered Space only if Tenant has, and irrevocably exercises, an Extension Option set forth in Section 2.4.1 of the Lease for the entire Premises (as expanded by this First Amendment) so that the Offered Space shall be leased by Tenant for not less than a three (3) year term, (b) the Offered Space shall be leased by Tenant in its “as is” condition, and (c) the figures for Base Operating Expenses and Base Taxes applicable to the Offered Space shall be the actual amounts for the calendar year and fiscal year, respectively, in which the Offered Space is to be delivered to Tenant, Any tenant or occupant of the Offered Space from time to time, any affiliate thereof, or any party having a right (including right of first offer) to lease such space as of the date hereof shall not be considered a “third-party” for purposes of this Section 2, and Landlord shall be free to lease the Offered Space to any of the foregoing without offering the same to Tenant.

Any offer by Landlord under this Section 2 may be accepted by Tenant by written notice given within ten (10) days of delivery of Landlord’s offer. If Tenant does not timely accept Landlord’s offer, then Tenant’s rights under this Section 2 shall be deemed conclusively waived by Tenant with respect to the next lease of the Offered Space, and Landlord shall have no further obligation to offer the Offered Space to Tenant before next leasing the same to a third party, but this Section 2 shall apply to any other lease of First Offer Space. In the event that Tenant accepts any offer by Landlord under this section, the leasing of such Offered Space and the rent therefor shall be documented by an Amendment to the Lease. Tenant’s rights under this Section 2 shall be rendered void, at Landlord’s election, if Tenant is in default (subject to any applicable notice and cure periods set forth in the Lease) at the time Landlord offers any space to a third party or at the time Tenant’s lease of any Offered Space under this Section 2, would otherwise commence.

“Expansion Market Rent” shall mean the then prevailing market rate for a five (5) year lease of office space in the greater Boston, Massachusetts “Metro-North” area, comparable to the Offered Space in terms of location within a building, finish, age, building quality and amenities for a tenant of equal size and financial strength as Tenant, under terms and conditions substantially the same as those on which Tenant shall have the right to lease the Offered Space and taking into account market tenant concessions in such comparable leases such as tenant improvement allowances and free rent, if any. If Landlord and Tenant have not agreed, in writing, on the Expansion Market Rent for the Offered Space within fourteen (14) days after Tenant accepts Landlord’s offer, then at the request of either party Expansion Market Rent for the Offered Space shall be determined in accordance with the arbitration procedure set forth in Section 2.4.1 of the Lease for the determination of Fair Market Rent.

If Tenant exercises its rights under this Section 2, Landlord shall use reasonable efforts to deliver the Offered Space as set forth in Landlord’s offer. Landlord’s failure to deliver, or delay in delivering, all or any part of the Offered Space by reason of Force Majeure, as such term is defined in the Lease, and including continued occupancy of any such Offered Space by any occupant thereof shall not give rise to any liability of Landlord, shall not alter Tenant’s obligation to accept such Offered Space, when delivered, shall not constitute a default of Landlord, and shall not affect the validity of the Lease; provided that if delivery of the Offered Space does not occur within ninety (90) days after the delivery date set forth in Landlord’s Offer, Tenant may elect to withdraw its exercise of its rights under this Section 2 by notice given within five (5) Business Days after the expiration of such ninety (90) day period. If Tenant so notifies Landlord, Tenant’s Right of First Offer under this Section 2 shall not apply to the next lease of the Offered Space in question (but shall apply to subsequent leases thereafter).

This Section 2 shall not be construed to grant to Tenant any rights or interest in any space in the Building and any claims by Tenant alleging a failure of Landlord to comply herewith shall be limited to claims for monetary damages and Tenant may not assert any rights in any space nor file any lis pendens or similar notice with respect thereto.

Tenant’s rights under this Section 2 are personal to Tenant and shall not apply to any Transferee of Tenant (other than a Transferee under a Permitted Transfer). If at any time during the Term Tenant has Transferred all or any portion of the Premises (not including Permitted Transfers), then Tenant’s rights under this Section 2 shall be null and void and of no further force or effect.

3.          Termination of Options. Except (a) as specifically set forth in this First Amendment and (b) for the Extension Option set forth in Section 2.4.1 of the Lease, all other Options set forth in the Lease are hereby terminated. For purposes hereof, “Options” shall mean (a) all rights or options of Tenant to (i) extend or renew the Lease Term, (ii) expand or contract the Premises or (iii) relocate within the Building or the Edgewater Office Park; and (b) rights of first refusal or first offer or notice (or similar rights) with respect to the lease of other space in the Building or the Edgewater Office Park or the purchase of any portion of the Building or the Edgewater Office Park.

4.          Brokerage. Each of Landlord and Tenant represents and warrants to the other that it has had no dealings with any broker or agent in connection with this First Amendment, except Cassidy Turley and Wyman Street Advisors, Each; of Landlord and Tenant covenants to the other to defend (by counsel of reasonably acceptable to the other party), pay, hold harmless and indemnify the other from and against any and all costs, expense or liability for any compensation, commissions, and charges claimed by any broker or agent, with respect to this First Amendment or the negotiation thereof arising from a breach of the foregoing warranty. Landlord shall pay all commissions due to Cassidy Turley and Wyman Street Advisors in connection with this First Amendment pursuant to separate written agreements between Landlord and Cassidy Turley and Wyman Street Advisors.

5.          Ratification. Except as set forth herein, the terms of the Lease are hereby ratified and confirmed. Each party hereby warrants and represents that, to the best of its knowledge (i) as of the date hereof the parties have complied with all of the terms and conditions of the Lease, (ii) Tenant has no rights to any credit, claim, cause of action, offset or similar charge against Landlord or the Annual Fixed Rent existing as of the date hereof, except as specifically set forth in this First Amendment and (iii) without Landlord’s prior written consent there have been no assignees, sublessees or transferees of the Lease, or any person or firm occupying or having the right in the future to occupy the Premises, or any part thereof, except Tenant.

6.          Miscellaneous. Except as modified herein, the Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written including, without limitation, Sections 5.2 and 5.3. In the event of any conflict or inconsistency between the provisions of the Lease and the provisions of this First Amendment, the provisions of this First Amendment shall control. All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease. The recitals set forth above in this First Amendment are hereby incorporated by this reference. This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns. This First Amendment shall be deemed to have been executed and delivered within The Commonwealth of Massachusetts, and the rights and obligations of Landlord and Tenant shall be construed and enforced in accordance with, and governed by, the laws of The Commonwealth of Massachusetts. Each party has cooperated in the drafting and preparation of this First Amendment and, therefore, in any construction to be made of this First Amendment, the same shall not be construed against either party, This First Amendment may be executed in counterparts, and when both Landlord and Tenant have signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one First Amendment, which shall be binding upon and effective as to Landlord and Tenant. In case any one or more of the provisions contained in this First Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this First Amendment, and this First Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

7.          Signage. Landlord shall install Building standard signage at the entrance to the Expanded Premises and in the lobby directory at Landlord’s sole cost and expense in accordance with Section 5.12 of the Lease.

EXECUTED as a sealed Massachusetts instrument as of the date first written above.

LANDLORD:

101 Edgewater LLC

By:
Manager

TENANT:

XyEnterprise, Inc.

By:
Name:
Title:

By:
Name:
Title:

REAFFIRMATION OF GUARANTY

The undersigned, as guarantor of Tenant’s obligations under the Lease pursuant to that certain Guaranty dated April 30, 2012 (the “Guaranty”) and as of the date of the First Amendment, hereby (a) consents to the First Amendment; (b) ratifies the Guaranty; (c) confirms that the Guaranty remains in full force and effect; and (d) agrees that the Guaranty includes, without limitation, all of Tenant’s obligations under the Lease as amended by the First Amendment.

SDL, plc, a corporation registered In England and Wales

By:
Name:
Title: President / Vice President

By:
Name:
Title: Treasurer / Assistant Treasurer

W:\Edgewater Drive\201 Drive\09800.91 Area Calculations\Base Plans\201 Edgewater .dwg , Plotted 3/26/2014 10:13 AM, By Jenny Pineros

ELEVATOR MACHINE

EXHIBIT B

Landlord’s Work

1.	Plans and Specifications.

(a)          Preparation of Plans. Landlord has prepared plans (“Landlord’s Plans”) for the construction of certain improvements in the Additional Premises attached hereto as Exhibit B-1, which Tenant hereby unconditionally approves. Landlord shall perform Landlord’s Work consistent with Landlord’s Plans using Building standard materials and finishes. Tenant acknowledges that Landlord’s Work does not include the installation of telecommunications cabling and equipment.

(b)          Change Orders. Landlord’s Plans shall not be changed or modified except as set forth herein. If Tenant requests a change in Landlord’s Plans, Landlord shall not unreasonably withhold its consent to said change provided that it shall not be deemed unreasonable for Landlord to withhold consent to any change in Landlord’s Plans that in Landlord’s sole opinion (i) will cause any delay in the completion of Landlord’s Work (as hereinafter defined), (ii) cause any additional cost or expense to Landlord, (iii) in any manner affect any structural component of the Building (including, without limitation, exterior walls, exterior windows, core walls, roofs, or floor slabs), (iv) in any respect be incompatible with the electrical, mechanical, or plumbing components or systems of the Building, (v) affect in any respect other space in the Building other than the Additional Premises, including the exterior of the Building, (vi) diminish the value of the Premises for any general purpose office use, or (vii) require any unusual expense to readapt the Premises for any general purpose office use. With respect to clauses (i) and (ii) above, Landlord may, but shall not be obligated to, grant its consent provided Tenant agrees to pay for any and all costs associated therewith.

2.	Completion of Landlord’s Work.

(a)          Construction of Additional Premises. Landlord shall exercise reasonable efforts to substantially complete the work specified in Landlord’s Plans (“Landlord’s Work”) necessary to prepare the Additional Premises for Tenant’s occupancy on or before May 1, 2014 (the “Estimated Expansion Commencement Date”), subject to Tenant’s Delays (as hereinafter defined) and Force Majeure, as such term is defined In Section 4.2 of the Lease.

(b)          Substantial Completion. The Additional Premises shall be deemed ready for occupancy on that day (the “Substantial Completion Date”) on which Landlord’s Work is “Substantially Complete,” defined to mean that Landlord’s Work has been completed except for minor items of construction, mechanical and electrical adjustment or other work which Landlord is able to complete after Tenant has occupied the Additional Premises without unreasonably interfering with Tenant’s use thereof, as evidenced by an architect’s written certification and the issuance of a valid certificate of occupancy (which may be temporary or permanent) from the City of Wakefield for the Premises or such other permit or approval entitling Tenant to occupy the Additional Premises for the Permitted Uses.

3.	Improvement Allowance.

Landlord shall provide Tenant with an allowance for the costs of preparing the Additional Premises for Tenant’s initial occupancy (including the costs of Landlord’s Work and architectural and engineering fees) in an amount not to exceed $67,025.00 (the “Improvement Allowance”), Landlord shall notify Tenant of the total fixed-price construction cost of Landlord’s Work shown on Landlord’s Plans (the “Base Price”), including mark-ups as determined hereunder, The Base Price shall hereafter be subject to adjustment for Change Orders (if any). Costs of Building services or facilities (such as electricity, HVAC, and cleaning) and other additional costs (such as permit fees, infiltration and inflow charges, and inspection costs) actually required to implement Landlord’s Work and other variable costs to the extent required to be paid by Tenant under the Lease (such as for review, inspection, and testing) shall thereafter be added to the Base Price (as adjusted for Change Orders). All costs referred to in this paragraph shall be subject to reimbursement from the Improvement Allowance. In the event that the total fixed price of Landlord’s Work (as determined hereunder), together with any related costs reasonably estimated by Landlord, exceeds the Improvement Allowance, Landlord may from time to time require Tenant to pay such excess to Landlord before performing the remaining Landlord’s Work. Except as set forth below, Tenant shall have no right to, and Landlord shall have no obligation to fund, any Improvement Allowance not properly requisitioned by Tenant on or before December 31, 2014. Notwithstanding the foregoing sentence, if Tenant requests by written notice to Landlord any Improvement Allowance unused after the full and final payment of Landlord’s Work, then such amount(s) may be used to reimburse Tenant for its actual, documented third party costs of furniture, cabling and other approved Tenant fixtures in the Additional Premises or toward Tenant’s monthly installments of Annual Fixed Rent beginning on January 1, 2015,

4.	Excess Work.

All Landlord’s Work (including, without limitation, any Change Orders requested by Tenant, the cost of which exceeds the Improvement Allowance shall be “Excess Work.” Tenant may seek to reduce the cost of Landlord’s Work by Change Order under Section 1(b), above). All Excess Work shall be performed by Landlord at the sole expense of Tenant.

5.	Tenant’s Delay.

(a)          Any delay that shall occur in the Substantial Completion Date as the result of the following shall be a Tenant’s Delay: any request by Tenant that Landlord delay in the commencement or completion of Landlord’s Work for any reason;

(i)          any change made or requested by Tenant in any of Landlord’s Plans

(ii)         any special requirements of Tenant not in conformity with Landlord’s Plans;

(iii)        any other act or omission of Tenant or its members, managers, officers, directors, agents, servants, contractors, architects, engineers, or employees; or

(iv)        any reasonably necessary rescheduling of the sequence of any of Landlord’s Work due to any of the causes for delay referred to In clauses (i), (ii), (iii), and (iv) of this paragraph (a) of Section 5.

(b)          If any delay in the Substantial Completion Date is the result of Force Majeure and such delay would not have occurred but for any of Tenant’s Delays described in paragraph (a) of this Section 5, such delay shall be deemed added to Tenant’s Delays described in that paragraph.

(c)          In addition to Landlord’s other rights and remedies under prevailing circumstances, the Expansion Commencement Date shall automatically be extended for the period of any delays caused by Tenant’s Delay(s) or Force Majeure but the number of days of rent abatement for the Additional Premises to which Tenant is entitled under Section 1(a) of this First Amendment shall be reduced by the number of days the Expansion Commencement Date is delayed as a result of a Tenant’s Delay or Force Majeure and Tenant shall be obligated to commence the payment of Rent on the date Tenant would have commenced payment of Rent but for the Tenant Delay(s) or Force Majeure.

(d)          If, as a result of Tenant’s Delay(s), the Substantial Completion Date is delayed in the aggregate for more than sixty (60) days, Landlord may (but shall not be required to) at any time thereafter terminate the First Amendment by giving written notice of such termination to Tenant, and thereupon the First Amendment shall forthwith terminate without further liability or obligation on the part of either party, except that Tenant shall pay to Landlord the damages suffered by Landlord by reason of such Lease termination including, without limitation, the cost theretofore incurred by Landlord in performing and, if applicable, demolishing Landlord’s Work, plus an amount equal to Landlord’s out-of-pocket expenses incurred in connection with the First Amendment, including, without limitation, brokerage and legal fees, together with any amount required to be paid pursuant to paragraph (a) of this Section 5, through the effective termination date.

6.	Conclusiveness of Landlord’s Performance.

Tenant shall have no claim that Landlord has failed to perform any of Landlord’s Work, unless Tenant shall have given Landlord notice, not later than sixty (60) days following the Substantial Completion Date, or, in the case of latent defects, not later than the earlier of (a) eleven (11) months following the Substantial Completion Date and (b) the date Tenant knew or should have known about such latent defect, of respects in which Landlord has not performed Landlord’s Work, Except for Landlord’s Work, the Additional Premises are being leased in their condition “as is” without representation or warranty by Landlord.

7.	Entry Prior to the Expansion Commencement Date.

If and as long as Tenant does not interfere in any, way with the construction process (by causing disharmony, scheduling or coordination difficulties, etc.), Tenant may, pursuant to the provisions of Section 3.2 of the Lease and at Tenant’s sole risk and expense, enter the Additional Premises up to thirty (30) days prior to the Substantial Completion Date for the purpose of installing Tenant’s decorations, movable furnishings, cabling, wiring and business fixtures and equipment. The determination of any such interference by Landlord shall be conclusive. Prior to Tenant’s occupancy of the Additional Premises, and after Tenant’s written request to Landlord, Tenant may conduct a walk-through of the Additional Premises accompanied by a representative of Landlord.

Prior to the Expansion Commencement Date Tenant shall comply with and perform, and shall cause its employees, agents, contractors, subcontractors, material suppliers and laborers to comply with and perform, all Tenant’s obligations under the Lease except the obligations to pay Annual Fixed Rent and Additional Rent and other obligations, the performance of which would be clearly incompatible with the installation of decorations, movable furnishings, cabling, wiring and business fixtures and equipment pursuant hereto.

8.	Tenant Contractors.

Any independent contractor of Tenant (or any employee or agent of Tenant) performing any work in the Premises or the Additional Premises prior to the Expansion Commencement Date if and to the extent permitted by Landlord pursuant to the provisions of Section 3.2 of the Lease shall be a “Tenant Contractor” and shall be subject to all of the terms, conditions and requirements contained in the Lease. Neither Tenant nor any Tenant Contractor shall interfere in any way with construction of, nor damage, Landlord’s Work, and shall do all things reasonably requested by Landlord to expedite construction of Landlord’s Work, Without limitation, Tenant shall require each Tenant Contractor to adjust and coordinate any work or installation in or to the Premises to meet the schedule or requirements of other work being performed by or for Landlord throughout the Building, which shall in all cases have precedence. If Tenant or any Tenant Contractor fails so to adjust to the schedule or requirements of Landlord, then Landlord may immediately by notice to Tenant terminate permission previously granted to Tenant to enter the Additional Premises prior to the Expansion Commencement Date. Neither Tenant nor any Tenant Contractor shall cause any labor disharmony, and Tenant shall be responsible for all costs required to produce labor harmony in connection with an entry under this Section. In all events, Tenant shall indemnify the Indemnitees in the manner provided in Section 5.5.1 of the Lease against any claim, loss or cost arising out of any interference with, or damage to, Landlord’s Work or any other work in the Building, or any delay thereto, or any increase in the cost thereof on account in whole or in part of any act, omission, neglect or default by Tenant or any Tenant Contractor. Without limiting the generality of the foregoing, to the extent that the commencement or performance of Landlord’s Work is delayed on account in whole or in part of any act, omission, neglect, or default by Tenant or any Tenant Contractor, then such delay shall constitute a Tenant Delay as provided herein.

Any requirements of any such Tenant Contractor for services from Landlord or Landlord’s contractor, such as hoisting, electrical or mechanical needs, shall be paid for in advance by Tenant and arranged between such Tenant Contractor and Landlord or Landlord’s contractor, Should the work of any Tenant Contractor depend on the installed field conditions of any item of Landlord’s Work, such Tenant Contractor shall ascertain such field conditions after installation of such item of Landlord’s Work. Neither Landlord nor Landlord’s contractor shall ever be required or obliged to alter the method, time or manner for performing Landlord’s Work or work elsewhere in the Building, on account of the work of any such Tenant Contractor. Should Landlord’s contractor, including subcontractors working under such contractor, damage or delay the work of any Tenant Contractor, then such Tenant Contractor, by entering on the Premises and/or the Additional Premises, shall be deemed to have agreed not to prosecute any claim against Landlord, but shall look solely to Landlord’s contractor (or such contractor’s subcontractors) that allegedly caused the damage or delay. If any such Tenant Contractor ever makes a claim against any Indemnitee (as such term is defined in Section 5.5.1 of the Lease) directly, then Tenant shall indemnify such Indemnitee in the manner provided in the Lease against such claim so long as such Tenant Contractor’s loss was not caused solely and directly by the gross negligence or willful and wrongful act of such Indemnitee. Tenant shall cause each Tenant Contractor performing work on the Premises or the Additional Premises to clean up regularly and remove its debris from the Premises, the Additional Premises and Building. If any Tenant Contractor fails so to clean up, then Landlord may cause its contractor to clean up and remove debris, and Tenant shall pay all costs (including administrative costs) of such cleanup and removal.

Exhibit D

Confirmation of Expansion Commencement

Reference is made to the Lease dated __________ between _________, as Landlord and __________________, as Tenant (the “Lease”). The terms listed below are used as defined in the Lease.

The following are hereby confirmed:

Expansion Commencement

Date:

Initial Rent Abatement

Period under Section 1(a) of

the First Amendment

Executed this ___ day of ___________, 20___.

LANDLORD:

By:
Name:
Title:

EDGEWATER OFFICE PARK

Wakefield, Massachusetts

OFFICE LEASE

XyEnterprise Inc., as Tenant

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Table of Contents

(continued)

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Table of Contents

(continued)

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EDGEWATER OFFICE PARK

Wakefield, Massachusetts

LEASE dated April 30, 2012

ARTICLE I

REFERENCE DATA

1.1         SUBJECTS REFERRED TO

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article I.

LANDLORD:	101 Edgewater LLC, a Delaware limited liability company

LANDLORD’S ADDRESS:	c/o 225 Wyman Street Waltham, Massachusetts 02451-1209 Attention: Real Estate Manager

TENANT:	XyEnterprise Inc., a Delaware corporation

TENANT’S ORIGINAL ADDRESS:	Suite 210 101 Edgewater Drive Wakefield, MA 01880

PREMISES ADDRESS:	Suite 225 201 Edgewater Drive Wakefield, MA 01880

ESTIMATED TERM COMMENCEMENT DATE:	June 1, 2012

TERM COMMENCEMENT DATE:	As defined in Section 2.4.

TERM EXPIRATION DATE:	The last day of the 7th Lease Year, subject to extension as set forth in Section 2.4.1

LEASE YEAR:	Each Lease Year shall consist of twelve (12) calendar months beginning with the Term Commencement Date, except that if the Term Commencement Date is not the first day of a calendar month, then Lease Year 1 shall include the partial month at the beginning of the Term in addition to the following twelve (12) calendar months, and the Annual Rent for Lease Year 1 shall be proportionately increased.

ANNUAL FIXED RENT:

Lease Year	Annual Fixed Rent		Monthly Fixed Rent	Rent Per Square Foot of Premises Rentable Floor Area
1-4	$431,549.00	*	$35,962.42	$23.00
5	$459,693.50		$38,307.79	$24.50
6-7	$469,075.00		$39,089.58	$25.00

*Notwithstanding anything to the contrary contained in this Lease, provided that no uncured default under this Lease beyond any applicable notice and cure period exists at the time of the abatement, Tenant shall be entitled to an abatement of monthly installments of Annual Fixed Rent for the eight (8) month period beginning on the Term Commencement Date. For avoidance of doubt, the rent abatement period shall be for eight (8) full calendar months (or two-hundred and forty (240) days).

BASE OPERATING EXPENSES PER SQUARE FOOT OF RENTABLE FLOOR AREA:	Annual Operating Expenses per square foot of Rentable Floor Area for the calendar year 2012, adjusted to reflect 95% occupancy.

BASE TAXES PER SQUARE FOOT OF RENTABLE FLOOR AREA:	Landlord’s Taxes per square foot of Rentable Floor Area for the calendar year 2013.

MOVING ALLOWANCE:	$12.80 per square foot of Rentable Floor Area of the Premises ($240,166.40).

LAND:	The land upon which the Building is situated including parking areas, garages, drives, walks, landscaped areas and other common areas serving the Building.

COMPLEX:	A three-building project comprised of the Building, the building known as 101 Edgewater Drive, Wakefield, Massachusetts and the building known as 500 Edgewater Drive, Wakefield, Massachusetts and all other buildings owned by Landlord or its affiliates from time to time on the Edgewater Office Park, including without limitation the buildings known as 301 and 401 Edgewater Place and 601 and 701 Edgewater Drive.

BUILDING:	The entire building known and numbered as 201 Edgewater Drive, Wakefield, Massachusetts and all other improvements on the Land.

RENTABLE FLOOR AREA OF BUILDING:	Conclusively agreed to be 98,583 square feet.

PREMISES:	The space delineated on Exhibit A-I.

RENTABLE FLOOR AREA OF PREMISES:	Conclusively agreed to be 18,763 square feet located on the first (1st) floor of the Building.

PERMITTED USES:	General Office Uses

GUARANTOR:	SDL, plc

COMMERCIAL GENERAL LIABILITY INSURANCE:	$4,000,000.00

TENANT’S BROKER:	Cassidy Turley FHO

LANDLORD’S BROKER:	Wyman Street Advisors

TENANT’S AUTHORIZED REPRESENTATIVE	David Leers, CFO

1.2         EXHIBITS

The following is a list of Exhibits attached to this Lease.

Exhibit A:	Plan of Premises

Exhibit A-1:	Plan of First Offer Space

Exhibit B:	Landlord’s Initial Construction

Exhibit B-1:	Landlord’s Plans

Exhibit C:	Landlord’s Cleaning Specifications

Exhibit D:	Confirmation of Lease Commencement

Exhibit E:	Guaranty

ARTICLE II

PREMISES; TERM; RENT

2.1         PREMISES AND EXCLUSIONS

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The Premises exclude parking areas, common areas and facilities of the Building, including without limitation exterior faces of exterior walls, the common stairways and stairwells, entranceways and any lobby and courtyard areas, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Building (exclusively or in common) and other common areas and facilities. If the Premises include less than the entire rentable area of any floor, then the Premises also exclude the common corridors, elevator lobby and toilets located on such floor.

This Lease is subject to all easements, restrictions, agreements, and encumbrances of record to the extent in force and applicable. Landlord represents that such title matters shall not affect any of Tenant’s rights under this Lease in any material and adverse respect.

2.1.1           RIGHT OF FIRST OFFER FOR CONTIGUOUS SPACE

Prior to leasing certain premises, of approximately 5,300 square feet of Rentable Floor Area, as shown on Exhibit A-1 (the “First Offer Space”), to any third party, Landlord shall offer to lease such space (the “Offered Space”) to Tenant at the Expansion Market Rent (defined below) and except as otherwise specified herein on the same terms and conditions as this Lease, provided however, that (a) if there are less than three (3) Lease Years left in the Term at the time Landlord is offering to lease the Offered Space, Tenant may lease the Offered Space only if Tenant has, and irrevocably exercises, an Extension Option set forth in Section 2.4.1 for the Premises so that the Offered Space shall be leased by Tenant for more than a three (3) year term, (b) the Offered Space shall be leased by Tenant in its “as is” condition, and (c) the figures for Base Operating Expenses and Base Taxes applicable to the Offered Space shall be the actual amounts for the calendar year in which the Offered Space is to be delivered to Tenant. Any tenant or occupant of the Offered Space from time to time, any affiliate thereof (but not if Landlord would enter into a new lease with such affiliate for such space), or any party having a right (including right of first offer) to lease such space as of the date hereof shall not be considered a “third-party” for purposes of this Section 2.1.1, and Landlord shall be free to lease the Offered Space to any of the foregoing without offering the same to Tenant.

Any offer by Landlord under this Section 2.1.1 may be accepted by Tenant by written notice given within ten (10) days of delivery of Landlord’s offer. If Tenant does not timely accept Landlord’s offer, then Tenant’s rights under this Section 2.1.1 shall be deemed conclusively waived by Tenant with respect to the next lease of the Offered Space, and Landlord shall have no further obligation to offer the Offered Space to Tenant before next leasing the same to a third party, but this Section 2.1.1 shall apply to any other lease of First Offer Space. In the event that Tenant accepts any offer by Landlord under this section, the leasing of such Offered Space and the rent therefor shall be documented by an Amendment to this Lease. Tenant’s rights under this Section 2.1.1 shall be rendered void, at Landlord’s election, if Tenant is in default (subject to any applicable notice and cure periods set forth in this Lease) at the time Landlord offers any space to a third party or at the time Tenant’s lease of any Offered Space under this Section 2.1.1 would otherwise commence. For the avoidance of doubt, Tenant’s default will only render the right of first offer void for such specific offer of Offered Space and not for the remainder of the Term, provided that Landlord has accepted Tenant’s cure of such default.

“Expansion Market Rent” shall mean the then prevailing market rate for a five (5) year lease of office space in the greater Boston, Massachusetts “Metro-North” area comparable to the Offered Space in terms of location within a building, finish, age, building quality and amenities for a tenant of equal size and financial strength as Tenant, under terms and conditions substantially the same as those on which Tenant shall have the right to lease the Offered Space and considering all relevant factors (the parties intending and agreeing that uncommon or unusual features of other leases in the marketplace will not be considered). If Landlord and Tenant have not agreed, in writing, on the Expansion Market Rent for the Offered Space within fourteen (14) days after Tenant accepts Landlord’s offer, then at the request of either party Expansion Market Rent for the Offered Space shall be determined in accordance with the arbitration procedure set forth in Section 2.4.1 for the determination of Fair Market Rent.

If Tenant exercises its rights under this Section 2.1.1, Landlord shall use reasonable efforts to deliver the Offered Space as set forth in Landlord’s offer. Landlord’s failure to deliver, or delay in delivering, all or any part of the Offered Space by reason of Force Majeure, as such term is defined in Section 4.2, and including continued occupancy of any such Offered Space by any occupant thereof shall not give rise to any liability of Landlord, shall not alter Tenant’s obligation to accept such Offered Space when delivered, shall not constitute a default of Landlord, and shall not affect the validity of the Lease; provided that if delivery of the Offered Space does not occur within ninety (90) days after the delivery date set forth in Landlord’s Offer, Tenant may elect to withdraw its exercise of its rights under this Section 2.1.1 by notice given within five (5) Business Days after the expiration of such ninety (90) day period. If Tenant so notifies Landlord, Tenant’s Right of First Offer under this Section 2.1.1 shall not apply to the next lease of the Offered Space in question (but shall apply to subsequent leases thereafter).

This Section 2.1.1 shall not be construed to grant to Tenant any rights or interest in any space in the Building and any claims by Tenant alleging a failure of Landlord to comply herewith shall be limited to claims for monetary damages and Tenant may not assert any rights in any space nor file any lis pendens or similar notice with respect thereto.

Tenant’s rights under this Section 2.1.1 are personal to Tenant and shall not apply to any Transferee of Tenant (other than a Transferee under a Permitted Transfer). If at any time during the Term Tenant has Transferred all or any portion of the Premises (not including Permitted Transfers), then Tenant’s rights under this Section 2.1.1 shall be null and void and of no further force or effect.

2.2         APPURTENANT RIGHTS

Tenant shall have, as appurtenant to the Premises, rights to use in common (subject to reasonable rules of general applicability to tenants and other users of the Building from time to time made by Landlord of which Tenant is given written notice): (a) the common lobbies, corridors, stairways, elevators and loading platform, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others; (b) common driveways and walkways necessary for access to the Building; (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby on such floor and serving the Premises; (d) the roof of the Building for telecommunications antennae in accordance with Article XI; and (e) the parking areas and facilities serving the Building from time to time intended for general use by Tenant, other Building tenants, and visitors, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice which shall at all times permit unreserved parking for Tenant (at no additional cost to Tenant) at a ratio of 3.36 spaces per 1,000 square feet of Rentable Floor Area in the Premises. Nothing contained in the Lease shall prohibit or otherwise restrict Landlord from changing, from time to time, without notice to Tenant, the location, layout or type of the forgoing common areas and facilities, provided that Landlord shall not substantially reduce the number of parking spaces available for use of tenants of the Building.

2.3         RESERVATIONS

Landlord reserves the right from time to time, with telephonic notice and without unreasonable (except in emergency) interruption of Tenant’s use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building and (b) to alter or relocate any other common facility, including without limitation any lobby and courtyard areas. Installations, replacements and relocations referred to in clause (a) above shall be located as far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Landlord shall provide Tenant with reasonable prior notice of any such installation, replacement or relocation and shall use reasonable efforts to schedule the making thereof so as to minimize, to the extent practicable, the interference with Tenant’s business operations.

2.4         TERM

(a)          If the Term Commencement Date is a date certain agreed upon by the parties at the time of execution of this Lease, the Term Commencement Date shall be as set forth in Section 1.1 and the Term shall begin at 12:01 a.m. on such date and shall end at 12:00 midnight on the Term Expiration Date set forth in Section 1.1 or on such earlier date pursuant to the provisions of this Lease; otherwise, the following provisions shall govern.

(b)          If the Term Commencement Date is not a date certain, the Term shall begin at 12:01 a.m. on the earlier to occur of the following (i) or (ii), which date shall be the “Term Commencement Date,” and shall end at 12:00 midnight on the Term Expiration Date set forth in Section 1.1 or on such earlier date pursuant to the provisions of this Lease.

(i)          The date Tenant enters into possession of all or any portion of the Premises for the conduct of its business. (The event described in the prior sentence shall not be deemed to occur by virtue of the installation or testing of computers or other equipment or the installation of other property of Tenant in the Premises.)

(ii)         The Substantial Completion Date, as such term is defined in the attached Exhibit B. Landlord shall provide Tenant with at least fifteen (15) Business Days prior oral or written notice of Landlord’s estimate of the Substantial Completion Date.

Upon request by Landlord, Tenant shall execute documentation setting forth the Term Commencement Date and other matters in the form attached as Exhibit D, which shall be binding upon Landlord and Tenant when executed by both parties.

(c)          Subject to delay caused by Force Majeure, as such term in defined in Section 4.2, or caused by action or inaction of Tenant, Landlord shall endeavor, in good faith, to have the Premises ready for Tenant’s occupancy on the Estimated Term Commencement Date. Landlord’s failure to have the Premises ready for Tenant’s occupancy on the Estimated Term Commencement Date, for any reason, shall not give rise to any liability of Landlord hereunder, shall not constitute a Landlord’s default, shall not affect the validity of this Lease, and shall have no effect on the beginning or end of the Term as otherwise determined hereunder or on Tenant’s obligations associated therewith.

2.4.2           EXTENSION OPTION. Tenant shall have the option to extend the Term for one (1) additional five (5) year extension term (the “Extension Term”) by notice given to Landlord at least nine (9) months before the Term Expiration Date. Tenant’s election shall be exercised, and Annual Fixed Rent for the Extension Term determined, as set forth below. If Tenant fails timely to exercise its option for the Extension Term, Tenant shall have no further extension rights hereunder.

Tenant’s option so to extend the Term shall be void, at Landlord’s election, if Tenant is in default (subject to any applicable notice and cure periods set forth in this Lease) at the time Tenant elects to extend the Term or at the time the Term would expire but for such extension. The extension of the Term shall be applicable to the entire Premises and Tenant shall have no right to extend the Term for only a portion of the Premises. During the Extension Term, if any, all provisions of this Lease shall apply except that Tenant shall have no further option to extend the Term after the Extension Term.

During the Extension Term, Tenant shall pay Annual Fixed Rent equal to ninety-five percent (95%) of the then prevailing market rate for a five (5) year lease of office space in the greater Boston, Massachusetts “Metro-North” area comparable to the Premises in terms of location within a building, finish, age, building quality and amenities for a tenant of equal size and financial strength as Tenant, under terms and conditions substantially the same as those of this Lease as though then available for single occupancy for the Permitted Uses (or any higher and better use then being made by Tenant) in “as-is” condition or such better condition in which Tenant is required to maintain the Premises and considering all relevant factors (the parties intending and agreeing that uncommon or unusual features of other leases in the marketplace will not be considered) (the “Fair Market Rent”).

Landlord shall notify Tenant of its estimate of the Fair Market Rent within ten (10) days after Tenant exercises the extension option. Tenant shall have the option to reject by written notice Landlord’s estimate, or to withdraw its exercise of the extension option, in any case within fourteen (14) days following delivery of Landlord’s estimate. Failure to respond within such period shall be deemed to constitute acceptance of Landlord’s estimate. In the event Tenant rejects Landlord’s estimate then the Fair Market Rent shall be arbitrated in accordance with the following procedure. In the event Landlord fails to notify Tenant of its estimate as provided above, the parties shall determine Fair Market Rent by arbitration as set forth below.

Each of Landlord and Tenant, within twenty (20) days after notice by Tenant disputing Landlord’s estimate of the Fair Market Rent, shall (i) submit to the other in a sealed envelope its final estimate of the Fair Market Rent (“Estimates”) and (ii) appoint an MAI appraiser with at least ten (10) years experience as an appraiser of office buildings in the Greater Boston “Metro North” area, including first class suburban office buildings, and shall give notice of such appointment to the other party. If either Landlord or Tenant shall fail timely to appoint an appraiser, then the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. The two appraisers shall, within five (5) Business Days after appointment of the second appraiser, appoint a third appraiser who shall be similarly qualified. If the two appraisers are unable to agree timely on the selection of the third appraiser, then either appraiser on behalf of both may request such appointment from the President of the local chapter of the Appraisal Institute (or its successor organization, or if no successor exists, the most similar organization reasonably selected by Landlord). The appraisers shall be charged to reach a majority written decision in accordance with the standards for the Fair Market Rent as provided in this Section 2.4.1, within twenty (20) days after the third appraiser is appointed, by selecting either of the final Estimates of the Fair Market Rent provided by Landlord and Tenant at the commencement of the hearing. The appraisers shall have no authority or jurisdiction to make any other determination of such amount. The cost of the third appraiser shall be borne equally by the parties and otherwise the parties shall bear their own costs.

If Landlord should delay in giving the notice which begins the valuation procedures of this Section 2.4.1, or if the process should otherwise be delayed for any reason, then such procedures shall nevertheless remain in effect and be applicable when and as invoked with respect to Annual Fixed Rent payable during the Extension Term; but until such procedures are completed, Tenant shall pay on account of Annual Fixed Rent at the rate established for Annual Fixed Rent for the last twelve (12) months of the Term (and upon Fair Market Rent being established, Tenant shall pay the same within ten (10) days of such determination, retroactively to the beginning of the Extension Term). The parties shall adjust for over or under payments within twenty (20) days after the decision of the appraisers is announced.

Promptly after the Annual Fixed Rent is determined for the Extension Term, Landlord and Tenant shall enter into an amendment of this Lease confirming the extension of the Term and the new rate for Annual Fixed Rent.

Tenant’s rights under this Section 2.4.1 are personal to Tenant and shall not apply to any Transferee of Tenant (other than a Transferee under a Permitted Transfer). If at any time during the Term Tenant has Transferred more than 4,000 rentable square feet of the Premises (not including Permitted Transfers), then Tenant’s rights under this Section 2.4.1 shall be null and void and of no further force or effect.

2.5         ANNUAL FIXED RENT

Tenant covenants and agrees to pay the Annual Fixed Rent in Section 1.1 to Landlord in advance in equal monthly installments commencing on the Term Commencement Date (if not the first day of a month) and thereafter on the first day of each calendar month during the Term. All payments shall be due without billing or demand and without deduction, setoff or counterclaim, except as expressly set forth in this Lease. Tenant shall make payment for any portion of a month at the beginning or end of the Term. All payments shall be payable to Landlord at Landlord’s address, as specified in Section 1.1, or to such other entities at such other places as Landlord may from time to time designate.

Without limiting the foregoing, except as expressly set forth in this Lease, Tenant’s obligation so to pay Rent (as hereinafter defined) shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or any casualty or taking, or any failure by Landlord to perform any covenant contained herein, or any other occurrence; and, except as expressly set forth in this Lease, Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover Rent.

The foregoing notwithstanding, if Landlord fails for any reason within Landlord’s control to provide any service to be supplied by Landlord under the Lease which is necessary for Tenant’s reasonable use of the Premises (such as HVAC, elevator service, electricity, water, or structural repairs), and Tenant is unable to use the Premises on account of such failure, Tenant shall be entitled to a proportional abatement of Annual Fixed Rent and Additional Charges for Operating Expenses and Taxes based on the portion of the Premises which cannot be used by Tenant. This abatement shall begin on the fourth (4th) consecutive Business Day from Tenant’s written notice to Landlord of the failure. The abatement shall end when the services are restored sufficiently to permit use of the Premises.

2.6         ADDITIONAL RENT - OPERATING EXPENSES AND TAXES

2.6.1           ADDITIONAL RENT - GENERAL COVENANT. Tenant covenants and agrees to pay to Landlord, as “Additional Rent”, (i) an amount equal to the product of (a) the Rentable Floor Area of the Premises and (b) the excess (if any) of Landlord’s Operating Expenses per square foot of Rentable Floor Area of the Building over Base Operating Expenses per Square Foot of Rentable Floor Area of the Building, (ii) an amount equal to the product of (a) the Rentable Floor Area of the Premises and (b) the excess (if any) of Landlord’s Taxes per square foot of Rentable Floor Area of the Building over Base Taxes Per Square Foot of Rentable Floor Area of the Building provided that if less than the Total Rentable Floor Area of the Building is occupied at any time during such period, Landlord may extrapolate components of Landlord’s Operating Expenses and Landlord’s Taxes as though the Total Rentable Floor Area of the Building had been ninety-five percent (95%) occupied at all times during such period, and (iii) any other charges payable by Tenant to Landlord under this Lease. The term “Rent” as used in this Lease shall mean Annual Fixed Rent and Additional Rent as set forth in this Lease. Appropriate adjustments shall be made for any portion of a year at the beginning or end of the Term.

2.6.2           PAYMENT. Additional Rent for Operating Expenses and Taxes under this Section 2.6 shall be paid for any portion of a month at the beginning of the Term and thereafter in monthly installments on the first day of each calendar month in amounts reasonably estimated by Landlord for the then current calendar year, all without deduction, setoff or counterclaim. Landlord may from time to time, but not more than once per calendar year and upon thirty (30) days prior notice to Tenant, revise such estimates based on available information relating to Landlord’s Operating Expenses and Taxes or otherwise affecting the calculation hereunder. Landlord will provide Tenant with an accounting statement of Landlord’s Operating Expenses and Taxes and other data necessary to calculate Additional Rent hereunder for such calendar year prepared in reasonable “line item” detail, and consistently maintained from year to year in accordance with generally accepted accounting principles. Landlord shall use reasonable efforts to provide such statement within ninety (90) days after the end of each calendar year. Any such statement shall be binding upon Tenant unless disputed in accordance with Section 2.6.5. Upon issuance thereof, there shall be an adjustment between Landlord and Tenant for the calendar year covered by such accounting to the end that Landlord shall have received the exact amount of Additional Rent due hereunder. In no event shall Additional Rent for Operating Expenses and Taxes be less than zero. Any overpayments by Tenant hereunder shall be credited against the next payments of Additional Rent due under this Section 2.6 or upon Tenant’s written request refunded within ten (10) business days (or if such overpayment applies to the last year of the Term, then such overpayment shall be paid by Landlord to Tenant within thirty (30) days following the date such overpayment is determined), provided there are no outstanding amounts due Landlord under this Lease at such time. Any underpayments by Tenant shall be due and payable within thirty (30) days of delivery of Landlord’s statement. With respect to the calendar year in which the Term ends, the adjustment shall be pro rated for the portion of the year included in the Term, but shall take place nevertheless at the times provided in the preceding sentences.

2.6.3           “LANDLORD’S OPERATING EXPENSES” - DEFINITION. “Landlord’s Operating Expenses” means all customary costs of Landlord in owning, servicing, operating, managing, maintaining, and repairing the Building, Land, and all improvements thereon and providing services to tenants including, without limitation, the costs of the following: (i) supplies, materials and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons (excluding executives and senior management above the level of facilities general manager) engaged in the operation, maintenance, security, cleaning and repair of the Building and Land, including Social Security, old age and unemployment taxes and so-called “fringe benefits”; (ii) building services furnished to tenants of the Building at Landlord’s expense (including the types of services provided to Tenant pursuant to Section 4.1 hereof) and maintenance and repair of and services provided to or on behalf of the Building performed by Landlord’s employees or by other persons under contract with Landlord; (iii) utilities consumed and expenses incurred in the operation, maintenance and repair of the Building including, without limitation, oil, gas, electricity (other than electricity to tenants in their premises if Tenant is directly responsible for payment under this Lease on account of electricity consumed by Tenant), water, sewer and snow removal; (iv) casualty, liability and other insurance, and unreimbursed costs incurred by Landlord which are subject to an insurance deductible; (v) costs of operating any cafeteria, other food service facility, or physical fitness facility for use of tenants generally to the extent such costs exceed the net rent paid by providers of such services, if any, or if Landlord or an affiliate is the provider of such services, then to the extent such costs exceed the income from such services; (vi) management fees not to exceed four percent (4%) of gross revenue; and (vii) any such costs of Landlord incurred with respect to the Complex that are reasonably allocated to the Building. If Landlord, in its reasonable discretion, installs a new or replacement capital item for the purpose of reducing (or avoiding increases in) Landlord’s Operating Expenses, complying with any building code or other law, regulation or legal requirement not in effect or enforced or applicable prior to the Term Commencement Date, complying with the requirements of any insurer not in effect or enforced or applicable to the Building prior to the Term Commencement Date or for the purpose of complying with any energy efficiency standards imposed by law or governmental body, the cost of such item amortized on a straight-line basis over its useful life with interest at the then “Prime Rate” as published by the Wall Street Journal or comparable financial publication reasonably selected by Landlord plus Two Percent (2%) shall be included in Landlord’s Operating Expenses. Landlord’s Operating Expenses shall not include (i) any costs or expenses incurred by Landlord in the construction and development of the Building including construction for tenants for which Landlord is entitled to reimbursement; (ii) payments of principal interest or other charges on mortgages; (iii) costs for categories of services provided to other tenants but not to Tenant; (iv) salaries of executives or principals of Landlord (except as the same may be reflected in the management fee for the Building or attributable to actual Building operations); (v) costs incurred in connection with the making of repairs or replacements which are the obligation of another tenant or occupant of the Building; (vi) advertising, marketing, promotional, public relations or brokerage fees, commissions or expenditures; (vii) interest or penalties for any failed payments by Landlord under any contract or agreement; (viii) costs (including, within limitation, attorneys’ fees and disbursements) in excess of reasonable insurance deductible amounts incurred in connection with any judgment, settlement or arbitration award resulting from any gross negligence or willful misconduct of Landlord or its agents; (ix) costs of electricity or utilities furnished directly to any premises of other tenants of the Building where such utility is separately metered to such premises or such tenant pays a separate charge therefor; (x) costs incurred in connection with Landlord’s preparation, negotiation, dispute resolution and/or enforcement of leases, including court costs and attorneys’ fees and disbursements in connection with any summary proceeding to dispossess any other tenant, or incurred in connection with disputes with prospective tenants, leasing agents, purchasers or mortgagees; (xi) costs of repairs, restoration or replacements occasioned by fire or other casualty in excess of reasonable insurance deductible amounts, or caused by the exercise of the right of eminent domain; legal and other professional fees relating to matters which are excluded from Operating Expenses for the Building; (xii) the cost to make improvements, alterations and additions to the Building which are required in order to render the same in compliance with laws, rules, orders, regulations and/or directives as in effect and generally enforced as of the date of this Lease; (xiii) depreciation; (xiv) amounts other than the management fee specified above paid to subsidiaries or affiliates of Landlord for services rendered to the Building to the extent such amounts exceed the competitive costs for delivery of such services were they not provided by such related parties; (xv) expenditures for new or replacement capital items other than those which are permitted above; (xvi) rental on ground leases or other underlying leases and the costs of providing the same; (xvii) the cost of environmental monitoring, compliance, testing and remediation performed in, on, about and around the Building or the Land except in the ordinary course of building operations; (xviii) expenses incurred by Landlord to the extent the same are fully reimbursed by other tenants or third parties; (xix) any rent and operating expenses for office space occupied by Landlord’s property management personnel as an on or off-site management office for the Building, except to the extent included in the management fee permitted hereby; (xx) except as set forth above, the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, child or daycare; (xxi) cost of correcting defects in the design, construction or equipment of, or latent defects in, the Building; (xxii) except as permitted above, cost of any work or services performed for any facility other than the Building; (xxiii) lease payments for rental equipment (other than equipment for which depreciation is properly charged as an expense) that would constitute a capital expenditure not permitted to be included in Landlord’s Operating Expenses under the second sentence of this Section 2.6.3 if the equipment were purchased; (xxiv) cost of acquiring, securing, cleaning or maintaining sculptures, fine art paintings and other works of fine art; (xxv) costs of mitigation or impact fees or subsidies (however characterized), imposed or incurred prior to the date of this Lease or imposed or incurred solely as a result of another tenant’s or tenants’ use of the Land or their respective premises; and (xxvi) if a parking structure on the Land requires a separate charge to be paid by persons in order to park, then the costs of operating, repairing or maintaining any such parking structure associated with the Building unless the fees, if any, charged to users of such parking structure are deducted therefrom.

2.6.4           “LANDLORD’S TAXES” - DEFINITION. “Landlord’s Taxes” means all taxes, assessments and similar charges assessed or imposed on the Land for the then current fiscal year by any governmental authority attributable to the Building and any associated parking structure (including personal property associated therewith). The amount of any special taxes, special assessments and agreed or governmentally imposed “in lieu of tax” or similar charges shall be included in Landlord’s Taxes for any year but shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax, special assessment or such charge required to be paid during or with respect to the year in question. Landlord’s Taxes include expenses, including fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reduction or to assure maintenance of Landlord’s Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings. Landlord’s Taxes exclude income taxes of general application and all estate, succession, inheritance and transfer taxes. If at any time during the Term there shall be assessed on Landlord, in addition to or lieu of the whole or any part of the ad valorem tax on real or personal property, a capital levy or other tax on the gross rents or other measures of building operations, or a governmental income, franchise, excise or similar tax, assessment, levy, charge or fee measured by or based, in whole or in part, upon building valuation, gross rents or other measures of building operations or benefits of governmental services furnished to the Building, then any and all of such taxes, assessments, levies, charges and fees, to the extent so measured or based, shall be included within the term Landlord’s Taxes, but only to the extent that the same would be payable if the Building and Land were the only property of Landlord.

2.6.5           AUDIT RIGHTS. At the request of Tenant at any time within ninety (90) days after Landlord delivers Landlord’s statement of Landlord’s Operating Expenses and Taxes to Tenant, Tenant (at Tenant’s expense) shall have the right to examine Landlord’s books and records applicable to Landlord’s Operating Expenses and Taxes. Such right to examine the records shall be exercisable: (a) upon reasonable advance notice to Landlord and at reasonable times during Landlord’s business hours; (b) only during the 90-day period following Tenant’s receipt of Landlord’s statement of the actual amount of Landlord’s Operating Expenses and Taxes for the applicable calendar year; and (c) not more than once each calendar year. Notwithstanding anything herein to the contrary, Tenant shall have no right to examine Landlord’s books and records and audit Landlord’s Operating Expenses and Taxes if Tenant shall have withheld or otherwise failed to pay any Additional Rent when due. Landlord’s statement of Operating Expenses and Taxes shall be binding upon Tenant except as to items specifically disputed in writing by notice from Tenant to Landlord given within 105 days after Landlord delivers the statement to Tenant. Tenant shall pay all costs of the audit unless Tenant is found to have overpaid Additional Rent for Operating Expenses and Taxes by more than 5% for the year in question. In any event any audit of Landlord’s Operating Expenses and Taxes shall be conducted by an independent certified public accountant retained by Tenant or an auditing firm approved by Landlord for such purpose (each, an “examiner”). In no event shall Tenant propose, nor shall Landlord ever be required to approve, any examiner of Tenant who is being paid on a contingent fee basis or is representing other tenants in the Building.

As a condition precedent to performing any such examination of Landlord’s books and records, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement in form acceptable to Landlord agreeing to keep confidential any information that they discover about Landlord or the Building in connection with such examination. Without limiting the foregoing, such examiners shall also be required to agree that they will not represent any other tenant in the Building in connection with examinations of Landlord’s books and records for the Building unless said tenant(s) have retained said examiners prior to the date of the first examination of Landlord’s books and records conducted by Tenant pursuant to this Section 2.6.5 and have been continuously represented by such examiners since that time. Notwithstanding any prior approval of any examiners by Landlord, Landlord shall have the right to rescind such approval at any time if in Landlord’s reasonable judgment the examiners have breached any confidentiality undertaking to Landlord or any other landlord or cannot provide acceptable assurances and procedures to maintain confidentiality.

2.7         ELECTRICITY

Tenant acknowledges and agrees that there is an electric meter presently located in the Premises which shall be used for the purpose of measuring Tenant’s use and consumption of electricity in the Premises, and Tenant shall make direct payment to the applicable utility for any costs, expenses and charges for electricity relating to the Premises as Additional Rent, Tenant shall have the right to contract with alternate electric service providers and Landlord shall not receive any compensation whatsoever for allowing such access, provided that Landlord shall not be required to incur any material cost or expense in connection with such service, there shall be no interference with the operation of the Building or the operations of other tenants, and all work to provide such service shall comply with the applicable provisions of this Lease.

Tenant covenants and agrees that Landlord shall in no event be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quality or character of electrical service is changed or is no longer suitable for Tenant’s requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring or installation of the Building. Landlord shall be responsible for the maintenance, repair and replacement of the electric meter unless the need for such maintenance, repair or replacement is the result of misuse or the negligence or wrongful acts or omissions of Tenant.

ARTICLE III

CONSTRUCTION

3.1         LANDLORD WORK

3.1.1           GENERAL. Except for Landlord’s Initial Construction as set forth in Exhibit B, the Premises are being leased in their broom-clean, “as-is” condition without representation or warranty by Landlord except as expressly set forth in this Lease, and Landlord shall not be required to perform any work in connection with Tenant’s occupancy of the Premises.

3.1.2           LANDLORD’S INITIAL CONSTRUCTION. Landlord, at Landlord’s cost, shall perform the construction of the initial improvements to the Premises for Tenant’s occupancy in accordance with the provisions of Exhibit B using Building standard materials and finishes; provided, however, that the cost of Landlord’s Initial Construction for the computer room in the Premises shall be at Tenant’s sole cost and expense. Landlord’s Initial Construction shall be performed in strict accordance with Landlord’s Plans as attached as Exhibit B-1. Any additional improvement to the Premises not shown on Landlord’s Plans that are requested by Tenant and approved by Landlord shall be constructed at Tenant’s sole cost and expense, subject to all terms and provisions of this Lease. Landlord agrees to apply the Moving Allowance toward the cost of Landlord’s Initial Construction for the computer room (in which case, Tenant shall not be entitled to request the Moving Allowance under Article XII, until completion of Landlord’s Initial Construction for the computer room, after which Tenant shall be entitled to request any remaining Moving Allowance pursuant to the terms of Article XII). Tenant shall pay to Landlord on or prior to the date of this Lease the amount, if any, by which the cost of Landlord’s Initial Construction for the computer room will exceed the Moving Allowance, as estimated by Landlord. Landlord and Tenant shall adjust for any overpayment or underpayment under the preceding sentence within sixty (60) days following the Substantial Completion Date.

3.2         ENTRY BY TENANT PRIOR TO TERM COMMENCEMENT DATE

With Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Tenant or any agent, employee or independent contractor of Tenant shall have the right to enter the Premises prior to the Term Commencement Date to perform such work or decoration as is to be performed by, or under the direction or control of, Tenant. Such right of entry shall be deemed a license from Landlord to Tenant, and entry thereunder shall be at the sole risk of Tenant and subject to all the terms of this Lease, including but not limited to Section 5.5, except for the obligation to pay Annual Fixed Rent or Additional Rent for Landlord’s Operating Expenses or Landlord’s Taxes.

ARTICLE IV

LANDLORD’S COVENANTS

4.1         LANDLORD’S COVENANTS

4.1.1           BUILDING SERVICES. Landlord shall furnish services, utilities, facilities and supplies set forth in this Section 4.1.1 and in Exhibit C. Exhibit C is intended to add detail to the provisions of the main body of the Lease, and in case of conflict, the provisions of the main body of the Lease shall control. Tenant may obtain additional services, utilities, facilities and supplies from time to time upon reasonable advance request or Landlord may furnish the same without request if Landlord determines that Tenant’s use or occupancy of the Premises necessitates the same (for example where the condition of the Premises necessitates additional cleaning services), and, in either case, the cost of the same at reasonable rates from time to time established by Landlord shall constitute Additional Rent, payable upon demand. For all purposes in this Lease, the phrase “Hours of Operation” shall mean Mondays through Fridays excepting legal holidays in the state in which the Building is located from 8:00 a.m. to 6:00 p.m. and on Saturdays from 9:00 a.m. to 1:00 p.m. Notwithstanding the foregoing, Tenant shall have access to the Premises 24 hours a day, 7 days a week, 365 days a year, subject to the terms and conditions of this Lease.

(a)          WATER CHARGES. Landlord shall furnish hot and cold water for ordinary office cleaning, toilet, lavatory and drinking purposes. If Tenant requires, uses or consumes water for any other purpose, Landlord may assess Tenant reasonable charges for additional water.

(b)          CLEANING. Landlord shall cause the common areas and the office areas of the Premises to be kept reasonably clean provided the same are maintained and kept in good order by Tenant. Cleaning standards shall be in accordance with Exhibit C.

(c)          HEAT AND AIR-CONDITIONING. Landlord shall, through the Building heating and air-conditioning system, furnish to and distribute in the Premises heat during the Hours of Operation of the normal heating season and air conditioning during the Hours of Operation of the normal cooling season when air conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant. Landlord shall not be required to furnish heat and air-conditioning in the Premises in excess of the capacity of the equipment installed in the Building. If Tenant requests Landlord to provide heat or air conditioning beyond the Hours of Operation, Tenant shall pay Landlord therefor at rates reasonably established by Landlord from time to time, to reflect Landlord’s actual cost without mark-up to Tenant. If Tenant requires additional air-conditioning outside of normal Hours of Operation for business machines, meeting rooms or other purposes, or because of occupancy or unusual electrical loads, any additional air-conditioning units, chillers, condensers, compressors, ducts, piping and other equipment and facilities will be installed and maintained by Landlord at Tenant’s sole cost, but only to the extent that the same are compatible with the Building and its mechanical systems. During the Term, Tenant may use the existing supplemental HVAC unit in the Premises (the “HVAC Unit”). Tenant acknowledges and agrees that, (i) Landlord shall have no obligation or liability with respect to any such HVAC Unit, (ii) the presence or absence of such HVAC Unit will not cause any delay in the Term Commencement Date, (iii) Landlord makes no representations or warranties as to the condition or suitability of such HVAC Unit for Tenant’s use, and (iv) Tenant shall be solely responsible for such HVAC Unit (including, without limitation, for insurance, safety and maintenance).

4.1.2           REPAIRS. Except as otherwise provided in this Lease, and except for repairs to items referred to below necessitated by Tenant’s act or neglect (which shall be Tenant’s repair obligation under Section 5.1), Landlord shall make such repairs to the roofs, exterior walls, exterior windows of the Premises (except if such damage or repair is necessitated by the Tenant’s negligence or willful misconduct), floor slabs, core walls, and common areas and facilities in the Building as may be necessary to keep them in good condition.

4.1.3           QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the Rent and performing the tenant obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of law and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other so-called quiet enjoyment covenant, either express or implied.

4.2         INTERRUPTION

Except as expressly set forth in this Lease, Landlord shall not be liable to Tenant for any compensation or reduction of Rent by reason of inconvenience or annoyance or for loss of business arising from Landlord or its agents entering the Premises for any of the purposes authorized in this Lease or from repairs by Landlord of any portion of the Building. In case Landlord is prevented or delayed from diligent construction of improvements, making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of strike or other labor trouble, fire or other casualty, or inability to obtain supplies, or labor despite reasonable efforts, or unusually adverse weather conditions, or unforeseen subsurface conditions, or acts of God, war, terrorism or other public emergency, or delays due to government regulation or delays in obtaining insurance proceeds, or any other cause whether similar or dissimilar beyond Landlord’s reasonable control collectively and individually (“Force Majeure”), Landlord shall not be liable to Tenant therefor, nor, except as otherwise provided in this Lease, shall Tenant be entitled to any abatement or reduction of Rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. In no event shall Landlord be liable for indirect or consequential damages arising out of any default by Landlord.

Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary interruption of Tenant’s use of the Premises by reason thereof.

4.3         INSURANCE

4.3.1           PROPERTY INSURANCE. Landlord agrees to maintain throughout the Term, with companies licensed and approved to write insurance in the state in which the Building is located, property insurance against direct physical loss or damage to the Building on an “all risks,” agreed amount basis in an amount equal to the physical replacement cost of the Building. Landlord shall not be required to carry insurance with respect to any property that Tenant is required to insure pursuant to Section 5.5.

4.3.2           LIABILITY INSURANCE. Throughout the Term, Landlord agrees to maintain in a responsible company or companies liability insurance against claims, demands or actions for injury, death, and property damage in amounts not less than Five Million Dollars ($5,000,000) in the aggregate.

ARTICLE V

TENANT’S ADDITIONAL COVENANTS

5.1         MAINTENANCE AND REPAIR

Except for damage by fire or casualty and reasonable wear and tear, Tenant shall at all times keep the Premises clean, neat and in as good repair, order and condition as the same are at the beginning of the Term or may be put in thereafter. The foregoing shall include without limitation Tenant’s obligation to maintain floors and floor coverings, to paint and repair walls and doors, to replace and repair ceiling tiles, interior glass (and exterior glass if such damage or repair is necessitated by the Tenant’s negligence or willful misconduct), lights and light fixtures, drains and the like, and clean the Premises to the extent such cleaning is not to be performed by Landlord pursuant to Exhibit C.

5.2         USE, WASTE AND NUISANCE

Throughout the Term, Tenant shall use the Premises for the Permitted Uses only, and shall not use the Premises for any other purpose. Tenant shall not injure, overload, deface or commit waste in the Premises or any part of the improvement on the Land, nor permit the emission therefrom of any objectionable noise, light or odor, nor use or permit any use of the Premises which is improper, offensive, contrary to law or ordinance or which is liable to invalidate or increase the premium for any insurance on the Building or its contents or which is liable to render necessary any alterations or additions in the Building, nor obstruct in any manner any portion of the Building. If Tenant’s use of the Premises results in an increase in the premium for any insurance on the Building or the contents thereof (or would result in such an increase if the Landlord were not self-insuring), Landlord shall notify Tenant of such increase and Tenant shall pay same as Additional Rent.

Tenant shall not without Landlord’s prior written consent keep, store, or use any substances or materials designated as, or containing components now or hereafter designated as, hazardous, dangerous, toxic or harmful and/or subject to regulation under any federal, state or local law, regulation or ordinance (“Hazardous Substances”) in, on, under or about the Premises or Building or Complex except for ordinary cleaning and office supplies used and stored in accordance with applicable law. With respect to any Hazardous Substance kept, stored or used with Landlord’s consent, Tenant shall: (i) not permit any such Hazardous Substance to escape, be released, or be disposed of in, or about the Premises, Building, Complex, or Land, (ii) promptly, timely and completely comply with all federal, state or local governmental requirements concerning such Hazardous Substances, including without limitation, use, sale, transportation, generation, treatment, disposal, reporting and record keeping, and (iii) within five (5) Business Days of Landlord’s request, provide evidence satisfactory to Landlord of Tenant’s compliance with all applicable federal, state or local laws, regulations or ordinances. Without limitation, Hazardous Substances shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. Chapter 21C, and the Massachusetts Oil and Hazardous Material Release Prevention Act, as amended, M.G.L. Chapter 21E, and the regulations adopted under these acts. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Substances on the Premises.

If any governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Substances, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent if such requirement is the result of Tenant’s use or occupancy of the Premises. Any and all costs incurred by Landlord in connection with Landlord’s monitoring of Tenant’s compliance with this Section 5.2, including Landlord’s attorneys’ fees and costs, shall be Additional Rent and shall be due and payable to Landlord within ten (10) days of Landlord’s demand. Tenant shall be fully and completely liable to Landlord (either with or without negligence) for any and all cleanup costs and expenses and any and all other charges, expenses, fees, fines, penalties (both civil and criminal) and costs imposed with respect to Tenant’s use, disposal, transportation, generation and/or sale of, or Tenant’s causing or permitting the escape, disposal or release, of any biologically or chemically active or other Hazardous Substance. In all events, Tenant shall indemnify Landlord as provided in Section 5.5 from any release of Hazardous Substances in the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The provisions of this Section 5.2 shall survive the expiration or earlier termination of this Lease.

5.3         COMPLIANCE WITH LAW

Tenant shall use the Premises only as permitted under federal, state, and local laws, regulations and orders applicable from time to time, including without limitation municipal by-laws, land use and zoning laws, environmental laws and regulations (as set forth in Section 5.2 above) and occupational health and safety laws, and shall procure all approvals, licenses and permits necessary therefor, in each case giving Landlord true and complete copies of the same and all applications therefor. Tenant shall promptly comply with all present and future laws applicable to Tenant’s particular use of the Premises or Tenant’s signs thereon, foreseen or unforeseen, and whether or not the same necessitate structural or other changes or improvements to the Premises or interfere with its particular use and enjoyment of the Premises, and shall comply with all requirements reasonable in light of the use Tenant is making of the Premises of insurance inspection or rating bureaus having jurisdiction. If Tenant’s use of the Premises results in any increase in the premium for any insurance carried by Landlord, then upon Landlord’s notice to Tenant of such increase Tenant shall pay the same to Landlord within sixty (60) days after demand as Additional Rent. Tenant shall bear the sole risk of all present or future laws affecting the Premises or appurtenances thereto, and Landlord shall not be liable for (nor suffer any reduction in any rent on account of) any interruption, impairment or prohibition affecting the Premises or Tenant’s use thereof resulting from the enforcement of laws.

5.4         RULES AND REGULATIONS

Tenant shall conform to all reasonable non-discriminatory rules and regulations now or hereafter promulgated from time to time by Landlord for the care and use of the Premises and the Building and the parking areas and facilities serving the Building, including but not limited to rules and regulations relating to the conservation of energy and the initial Rules and Regulations set forth at www.hobbsbrook.com. In no event may Landlord’s rules and regulations derogate from Tenant’s rights under this Lease (such rights to be interpreted consistently with standards for a first-class suburban office building in Greater Boston, Massachusetts).

5.5         INDEMNIFICATION AND INSURANCE

5.5.1           INDEMNIFICATION. Tenant shall save Landlord, its mortgagees and its direct and indirect owners, and the managers, directors, officers, trustees, agents, employees, property management companies, attorneys, and independent contractors of any of the foregoing (collectively, the “Indemnitees”) harmless and indemnified (and shall defend the Indemnitees with counsel reasonably approved by the Indemnitees) against any claim, loss or cost, whether in law or equity, and/or arising in whole or in part out of any injury, loss, theft or damage to any person or property while on, in or about the Premises, or out of any condition within the Premises, to the extent not due to the negligence or willful misconduct of the Indemnitees, and to any person or property anywhere occasioned by any act, omission, neglect or default of Tenant or of employees, agents, managers, officers, directors, members, trustees, independent contractors or invitees of Tenant or any person acting under Tenant. In addition to the foregoing, if any person not a party to this Lease shall institute any other types of action against Tenant in which Indemnitees involuntarily and/or without cause, shall be made a party defendant(s), then Tenant shall indemnify, hold harmless and defend indemnitees (with counsel reasonably approved by Indemnitees) from all liabilities by reason thereof. This indemnity shall not require payment as a condition precedent to recovery. Tenant shall pay all costs and expenses including reasonable attorneys’ fees associated with enforcement of the provisions of this Section 5.5.1. Except as may be provided in Section 4.2 and 5.6 and subject to the limitations elsewhere set forth in this Lease, Landlord will cause Tenant to be indemnified and held harmless from and against third party claims against Tenant for damage to property or injuries to persons while on or in the common areas of the Building to the extent due to Landlord’s negligence or willful misconduct. The provisions of this Section 5.5.1 shall survive the expiration or earlier termination of this Lease.

5.5.2           INSURANCE. Throughout the Term (and such further time as Tenant or any person claiming through Tenant occupies any part of the Premises) Tenant shall maintain in a responsible company or companies licensed in the state in which the Building is located and having a Best’s Insurance Rating of not less than A-VIII (or equivalent), Commercial General Liability Insurance for Bodily Injury, Personal Injury and Property Damage and insurance that includes Products and Completed Operations, Personal and Advertising Injury, Automobile Liability, and Contractual Liability, written on an occurrence basis, insuring the Indemnitees and other parties as designated by Landlord or as may be so designated from time to time, and Tenant, as their respective interests may appear, against all claims, demands or actions for injury, death, and property damage in amounts not less than those specified in Section 1.1 (as such amounts may, from time to time, be reasonably increased by Landlord) and worker’s compensation insurance as required by applicable law. Landlord and the other Indemnitees shall be named as additional insureds under such liability insurance policies (excluding any worker’s compensation policy). Such Commercial General Liability insurance coverage shall be primary and any other insurance procured for the benefit of such additional insureds will be excess and non-contributory. All insurance to be maintained by Tenant under this Section 5.5.2 shall provide that it will not be subject to cancellation, termination, or change except after at least thirty (30) days’ prior written notice to the Indemnitees and other parties designated by Landlord. The policy or policies or a duly executed Evidence of Insurance (ACORD Form 25) for the same (together with satisfactory evidence of the payment of the premium thereon if requested by Landlord) shall be deposited with Landlord and other parties designated by Landlord at the beginning of the Term and, upon renewals of such policies, not less than two (2) Business Days prior to the expiration of the term of such coverage. If Tenant fails to comply with any of the foregoing requirements, Landlord may obtain such insurance on behalf of Tenant and may keep the same in effect, and Tenant shall pay Landlord, as Additional Rent, the premium cost thereof upon demand. The provisions of this Section 5.5.2 shall survive the expiration of the Term or earlier termination of this Lease.

5.6         TENANT’S PROPERTY

All furnishings, fixtures, equipment, effects and property of Tenant and of all persons claiming through Tenant which from time to time may be on the Premises or elsewhere in the Building or in transit thereto or therefrom shall be at the sole risk of Tenant and shall be kept insured by Tenant throughout the term at Tenant’s expense and in prudent amounts, and if the whole or any part thereof shall be destroyed or damaged by fire, explosion, water leakage, rupture of water pipes or other Building equipment or facilities, or resulting from dampness, or by theft or from any other cause whatsoever in the Building, no part of said loss or damage is to be charged to or be borne by Landlord. The parties acknowledge that damage or destruction may result from acts of cleaning personnel and employees of other independent contractors of Landlord working in and around the Premises and that Tenant shall bear the risk and cost thereof unless Landlord has been grossly negligent in the selection of such persons.

5.7         ENTRY FOR REPAIRS ANT) INSPECTIONS

Tenant shall permit Landlord and its agents to enter and examine the Premises at reasonable times, upon reasonable prior oral or written notice (except in the case of an emergency, in which event no notice shall be required), and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary or desirable, to remove at Tenant’s expense any alterations, additions, signs or the like not consented to in writing, and to show the Premises to prospective tenants during the twelve (12) months preceding the expiration of the Term and to prospective purchasers and mortgagees at all times. In case of an emergency in the Premises or in the Building, Landlord or its representative may enter the Premises (forcibly, if necessary) at any time to take such measures as may be needed to deal with such emergency.

5.8         ASSIGNMENT. SUBLETTING

Tenant, voluntarily or involuntarily, shall not assign this Lease, or sublet, license, mortgage or otherwise encumber or convey the Premises or any portion thereof, or permit the occupancy of all or any portion of the Premises other than by the Tenant (all or any of the foregoing actions are referred to as “Transfers”, and all or any of assignees, transferees, licensees, and other such parties are referred to as “Transferees”) without obtaining, on each occasion, the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any Transfer without such consent shall be null and void and of no effect whatsoever. Notwithstanding the provisions of this Section 5.8, this Lease may be assigned, or the Premises may be sublet, in whole or in part, after prior notice to Landlord but without consent of the Landlord and without any termination right of the Landlord being applicable thereto, (i) to any corporation or other entity into or with which Tenant may be merged or consolidated or to any corporation or entity to which all or substantially all of the Tenant’s assets will be transferred, or (ii) to any corporation or other entity which is an affiliate, subsidiary, parent or successor of Tenant, provided in all such cases the surviving corporation or entity shall provide reasonable evidence that it has a creditworthiness at least equal to the greater of the net worth of Tenant (i) as of the date of such corporate transaction, and (ii) as of the date of this Lease and shall agree in writing with the Landlord to be bound by all of the terms and conditions of this Lease (all of the foregoing being referred to as a (“Permitted Transfer”). Unless Landlord’s consent specifically provides otherwise with respect to a particular proposed Transferee, Tenant shall not offer to make or enter into negotiations with respect to a Transfer to any of the following: (i) a tenant in the Building or any other building owned, managed or controlled by Landlord; (ii) any party with whom Landlord or any affiliate of Landlord is then negotiating with respect to space in the Building or any other building owned, managed or controlled by Landlord or an affiliate of Landlord; or (iii) any party which would be of such type, character or condition as to be inappropriate, in Landlord’s reasonable judgment, as a tenant for a first class office building. Tenant’s request for consent to a Transfer shall include a copy of the proposed Transfer instrument together with a statement of the proposed Transfer in detail satisfactory to Landlord, together with reasonably detailed financial, business and other information about the proposed Transferee.

Tenant shall pay to Landlord, as Additional Rent, Landlord’s reasonable legal fees and other expenses incurred in connection with any proposed Transfer (except a Permitted Transfer), including fees for review of documents and investigations of proposed Transferees. Notwithstanding any such Transfer, the original Tenant named herein shall remain directly and primarily obligated under this Lease.

If Tenant enters into any Transfer including a Permitted Transfer with respect to the Premises (or any part thereof), such Transferee shall be liable, jointly and severally, with Tenant, to the extent of the obligation undertaken by or attributable to such Transferee, for the performance of Tenant’s agreements under this Lease (including payment of Rent under the Transfer), and every Transfer shall so provide, without relieving or modifying Tenant’s liability hereunder. The foregoing provision shall be self-operative, but in confirmation thereof, such Transferee shall execute and deliver such instruments as may be reasonably required by Landlord to acknowledge such liability. Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent and other charges hereunder, but no such assignment or collection shall be deemed a waiver of the provisions of this Section 5.8, or the acceptance of the Transferee as a tenant, or a release of Tenant from direct and primary liability for the further performance of Tenant’s covenants hereunder. The consent by Landlord to a particular Transfer shall not relieve Tenant from the requirement of obtaining the consent of Landlord to any further Transfer.

5.9         ALTERATIONS

Tenant shall make no alterations, additions or improvements to the Premises (any of the foregoing being “Tenant Work”) without the prior written consent of Landlord and only in accordance with the requirements of this Lease and Landlord’s rules and regulations under Section 5.4. Notwithstanding the foregoing, after notice to Landlord but without any requirement for Landlord’s consent, Tenant may perform (i) cosmetic or decorative alterations in the Premises (including repainting and installing carpet) and (ii) other alterations which do not affect the Building’s structure or base building systems and which cost no more than $20,000 in the aggregate for a single project, provided that all such alterations are made in accordance with the requirements of this Lease, including without limitation this Section 5.9 and Exhibit B. Prior to commencing work, Tenant’s contractors shall provide certificates of insurance to Landlord evidencing that such contractors have sufficient insurance to complete the portion of the Tenant Work for which they are responsible, in such form and amounts as may be approved by Landlord in advance. Any alterations, additions and improvements to the Premises, except movable furniture and trade fixtures, shall belong to Landlord. All alterations, additions and improvements to the Premises shall be at Tenant’s sole cost. Tenant shall pay, when due, the entire cost of all Tenant Work so that the Premises shall always be free of liens for labor or materials or professional services by design professionals. If any mechanic’s lien (which term shall include all similar liens relating to the furnishing of labor and materials and professional services by design professionals) is filed against the Building which is claimed to be attributable to Tenant, its agents, employees, contractors, or persons working under Tenant’s direction or control, then Tenant shall give Landlord immediate notice of such lien and shall discharge the same by payment or filing any necessary bond within ten (10) days after Tenant has notice (from any source) of such lien. Landlord may, as a condition of its approval of any Tenant Work, require Tenant to deposit with Landlord a bond, letter of credit or other similar security in the amount of Landlord’s reasonable estimate of the value of such Tenant Work securing Tenant’s obligations to make payments for such Tenant Work. Landlord’s approval of the construction documents shall signify Landlord’s consent to the work shown thereon only and Tenant shall be solely responsible for any errors or omissions contained therein. Landlord’s approvals under this Section 5.9 shall not be unreasonably withheld, conditioned or delayed.

5.10       SURRENDER

At the expiration of the Term or earlier termination of this Lease, without the requirement of any notice, Tenant shall peaceably surrender the Premises including all alterations and additions thereto and all replacements thereof, including carpeting, any water or electricity meters, and all fixtures and partitions, in any way bolted or otherwise attached to the Premises (which shall become the property of Landlord) except for such alterations and additions as Landlord has directed Tenant to remove when Tenant requested Landlord’s approval for such alterations and additions (other than cabling, which Tenant shall always be required to remove), and Tenant shall leave the Premises and improvements in the condition in which the same are required to be maintained under Section 5.1, subject to reasonable wear and tear and damage by casualty subject to the provisions of Section 6.1. Tenant shall, at the time of termination, remove the goods, effects and fixtures which Tenant is directed or permitted to remove in accordance with the provisions of this Section 5.10, making any repairs to the Premises and other areas necessitated by such removal and leaving the Premises in the condition otherwise required by this Section 5.10. Should Tenant fail to remove any of such goods, effects, and fixtures within ten (10) days after notice by Landlord, the same shall be deemed abandoned by Tenant and may be disposed of by Landlord at Tenant’s expense. In the event that Landlord terminates this Lease pursuant to Section 7.1 and re-enters and possesses the Premises in accordance with the terms of this Lease then Landlord may, without notice, store Tenant’s personal property (and those of any person claiming under Tenant) at the expense and risk of Tenant or, if Landlord so elects, Landlord may sell such personal property in accordance with the previous sentence and apply the net proceeds to the earliest of installments of Rent or other charges owing Landlord.

5.11       PERSONAL PROPERTY TAXES

Tenant shall pay promptly when due all taxes (and charges in lieu thereof) imposed upon Tenant’s personal property in the Premises, (including, without limitation, fixtures and equipment), no matter to whom assessed. If the Tenant Work to the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements in other space in the Building are assessed, then the real property taxes and assessment levied against Landlord by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be paid promptly when due. If the records of the tax assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant Work are assessed at a higher valuation, such records shall be binding on both Landlord and Tenant; otherwise the actual cost of construction shall be the basis for such determination.

5.12       SIGNS

No sign, name, placard, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Building without the prior written approval of Landlord. All signs or letterings on doors, or otherwise, approved by Landlord, shall be inscribed, painted or affixed by a person reasonably approved by Landlord and at the sole cost and expense of Tenant. Landlord, at Landlord’s expense, shall provide and install Building standard signage at the entry doors to the Premises and in the Building lobby to identify Tenant’s official name and Building address, all such letters and numerals to be in the Building standard graphics.

ARTICLE VI

CASUALTY AND TAKING

6.1         DAMAGE BY FIRE OR CASUALTY

If the Premises or any part thereof shall be damaged by fire or other insured casualty, then, subject to the last paragraph of this Section 6.1, Landlord shall proceed with diligence, subject to then applicable statutes, building codes, zoning ordinances and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the Building) to repair or cause to be repaired all damage to the Premises (except for damage to leasehold improvements installed by Tenant without notice to and, if required by this Lease, approval by Landlord). All such repairs made necessary by the negligence or willful misconduct of Tenant shall be made at the Tenant’s expense to the extent that the cost of such repairs does not exceed the deductible amount in Landlord’s insurance policy. All repairs to and replacements of property which Tenant is entitled to remove shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Annual Fixed Rent and Additional Rent for Operating Expenses or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty. Landlord shall not be liable for delays in the making of any such repairs which are due to Force Majeure, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

Between thirty (30) and sixty (60) days after any casualty, Tenant may inquire of Landlord as to Landlord’s estimate of the time period necessary to complete repair of the Premises. Within thirty (30) days after such inquiry, Landlord shall provide Tenant with Landlord’s architect’s good faith estimate of the time to complete such repairs and if such estimate (which shall be non-binding) shall be more than one hundred eighty (180) days from the date of the casualty, then Tenant may terminate this Lease by notice given to Landlord within thirty (30) days after Tenant’s delivery of Landlord’s architect’s estimate.

If Landlord fails to commence repairs as soon as is reasonably practicable after such damage, and such failure is not due to Force Majeure, and in any event if Landlord does not commence repairs within sixty (60) days of the casualty, Tenant may elect to terminate this Lease by notice to Landlord. If Landlord, having commenced such repair, has not completed the repair of such damage by the later of (i) one hundred eighty (180) days from the occurrence of such damage, or (ii) the date given in any Landlord’s architect’s repair period estimate under the prior paragraph (the later of such dates is referred to below as the “Outside Restoration Date”), Tenant may elect to terminate this Lease by notice to Landlord within twenty (20) days of the Outside Restoration Date, the termination to be effective not less than thirty (30) days after the date on which such termination notice is received by Landlord. The Outside Restoration Date shall be extended for up to ninety (90) days on account of delays caused by Force Majeure. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing the damage, however if the delays continue more than ninety (90) days beyond the initial Outside Restoration Date, Tenant may elect to terminate this Lease in the manner provided above.

If (i) the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty (30) months of the Term that the cost to repair such damage is reasonably estimated to exceed one-third of the total Annual Fixed Rent payable hereunder for the period from the estimated completion date of repair until the end of the Term, (ii) at any time the Building (or any portion thereof, whether or not including any portion of the Premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building (or a portion thereof) shall in Landlord’s judgment be required, or (iii) at any time damage to the Building occurs by fire or other insured casualty and any mortgagee shall refuse to permit insurance proceeds to be utilized for the repair or replacement of such property and Landlord determines not to repair such damage, then and in any of such events, this Lease and the Term hereof may be terminated at the election of Landlord by a notice from Landlord to Tenant within sixty (60) days, or such longer period as is required to complete arrangements with any mortgagee regarding such situation, following such fire or other casualty; the effective termination date pursuant to such notice shall be not less than thirty (30) days after the day on which such termination notice is delivered to Tenant. In the event of any termination, the Term shall expire as though such effective termination date were the date originally stipulated in Section 1.1 for the end of the Term and the Annual Fixed Rent and Additional Rent for Operating Expenses and Taxes shall be apportioned as of such date.

6.2         CONDEMNATION - EMINENT DOMAIN

In case during the Term all or any substantial part of the Premises or the Building are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord’s election, which may be made (notwithstanding that Landlord’s entire interest may have been divested) by notice given to Tenant within ninety (90) days after the election to terminate arises, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than fifteen (15) nor more than thirty (30) days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such taking, subject, however, to the following provisions. If in any such case the Premises are rendered unfit for use and occupation and this Lease is not terminated, Landlord shall use reasonable diligence (following the expiration of the period in which Landlord may terminate this Lease pursuant to the foregoing provisions of this Section 6.2) to put the Premises, or what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required to remove pursuant to Section 5.10), into proper condition for use and occupation and a just proportion of the Annual Fixed Rent and Additional Rent for Operating Expenses according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent and Additional Rent for Operating Expenses and Taxes shall be abated for the remainder of the Term.

If the taking of a part of the Premises substantially and adversely interferes with Tenant’s ability to continue its business operations then Tenant may terminate this Lease on written notice to Landlord given not more than thirty (30) days after such taking and effective on the earlier of: (i) the date when title vests; (ii) the date Tenant is dispossessed by the condemning authority; or (iii) sixty (60) days following notice to Tenant of the date when vesting or dispossession is to occur.

6.3         EMINENT DOMAIN AWARD

Except for Tenant’s relocation expenses (specifically so designated by the court or authority having jurisdiction over the matter) Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, the Building or the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant’s rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant’s name and behalf all such further assignments thereof.

ARTICLE VII

DEFAULT

7.1         TERMINATION FOR DEFAULT OR INSOLVENCY

This Lease is upon the condition that:

(a)          if Tenant shall fail to perform or observe any of Tenant’s covenants, and if such failure shall continue, (i) in the case of Rent or any sum due Landlord hereunder, for more than three (3) Business Days after written notice, or (ii) in any other case, after written notice, for more than thirty (30) days (provided that if correction of any such matter reasonably requires longer than thirty (30) days and Tenant so notifies Landlord within twenty (20) days after Landlord’s notice is given together with an estimate of time required for such cure, Tenant shall be allowed such longer period, but only if cure is begun and diligently pursued within such thirty (30) day period and such delay does not cause increased risk of damage to person or property), or

(b)          if more than two (2) notices under clause (a) hereof are given in any twelve month period (failure to pay Rent or any other sum for more than three (3) Business Days after the particular due date shall have the same effect under this clause (b) as such a notice), or

(c)          if the leasehold hereby created shall be taken on execution, or by other process of law, or if any assignment shall be made of Tenant’s property or the property of any guarantor of Tenant’s obligations hereunder (“Guarantor”) for the benefit of creditors, or

(d)          if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s or the Guarantor’s property and such appointment is not discharged within sixty (60) days thereafter or if a petition including, without limitation, a petition for reorganization or arrangement is filed by Tenant or the Guarantor under any bankruptcy law or is filed against Tenant or the Guarantor and, in the case of a filing against Tenant only, the same shall not be dismissed within sixty (60) days from the date upon which it is filed, then, and in any of said cases (a) - (d), Landlord may, immediately or at any time thereafter, elect to terminate this Lease by notice of termination, by entry, or by any other means available under law and may recover possession of the Premises as provided herein.

Upon termination by notice, by entry, or by any other means available under law, Landlord shall be entitled immediately, in the case of termination by notice or entry, and otherwise in accordance with the provisions of law to recover possession of the Premises from Tenant and those claiming through or under the Tenant. Such termination of this Lease and repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have for arrears of Rent or for a prior breach, violation or default of the provisions of this Lease.

Tenant waives any statutory notice to quit and equitable rights in the nature of further cure or redemption, and Tenant agrees that upon Landlord’s termination of this’ Lease Landlord shall be entitled to re-entry and possession in accordance with the terms hereof. Tenant further agrees that it shall not interpose any counterclaim in any summary proceeding or in any action based in whole or in part on non-payment of Rent unless the counterclaim is a compulsory counterclaim that must be alleged in the same proceeding.

7.2         REIMBURSEMENT OF LANDLORD’S EXPENSES

In the case of termination of this Lease pursuant to Section 7.1, Tenant shall reimburse Landlord for all reasonable expenses arising out of such termination, including without limitation, all reasonable costs incurred in collecting amounts due from Tenant under this Lease (including attorneys’ fees, costs of litigation and the like); all expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant’s allowances, costs of preparing space, maintaining or preserving the Premises after Tenant default, and the like); all of Landlord’s then unamortized costs of special inducements provided to Tenant (including without limitation Rent holidays, Rent waivers, above building standard leasehold improvements and the like) and all Landlord’s other reasonable expenditures necessitated by the termination. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination. The provisions of this Section 7.2 shall survive the expiration or earlier termination of this Lease.

7.3         DAMAGES

In the event of the termination of this Lease by Landlord pursuant to Section 7.1, Landlord may elect by written notice to Tenant at any time following such termination to be indemnified for loss of Rent by a lump sum payment representing the then present value of the amount of Rent which would have been paid in accordance with this Lease for the remainder of the Term minus the then present value of the aggregate fair market rent and Additional Rent payable for the Premises for the remainder of the Term following such election (if less than the Rent payable hereunder), estimated as of the date of Landlord’s election, and taking into account reasonable projections of vacancy and time required to re-lease the Premises. (For the purposes of calculating the Rent which would have been paid hereunder for the lump sum payment calculation described herein (x) the last full year’s Additional Rent under Section 2.6 is to be deemed constant for each year thereafter, (y) the Federal Reserve discount rate (or equivalent) shall be used in calculating present values and (z) in the event that Landlord enters into a third party lease for the Premises after the termination of this Lease, then the annual fixed rent under such third party lease shall be conclusively deemed to be the fair market rent for purposes of this Section 7.3.) Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party, to the Boston, Massachusetts office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be an MAI appraiser with at least ten years experience as an appraiser of major office buildings in the Greater Boston area. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them. Until such time, if any, when Landlord makes the election provided for in this Section 7.3, Tenant shall indemnify Landlord for the loss of Rent by a payment at the end of each month which would have been included in the Term, representing the difference between the Rent which would have been paid in accordance with this Lease (Annual Fixed Rent under Section 2.5, and Additional Rent which would have been payable under Section 2.6 to be ascertained monthly) and the Rent actually derived from the Premises by Landlord for such month (the amount of Rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord’s reletting expenses described in Section 7.2 which have not been reimbursed by Tenant thereunder).

All rights and remedies of Landlord under this Section 7.3 and elsewhere in this Lease shall be distinct, separate and cumulative, and none shall exclude any other right or remedy of Landlord set forth in this Lease or allowed by law or in equity. Tenant’s obligations under this Section 7.3 shall survive the expiration or earlier termination of the Term.

7.4         MITIGATION

In the event the Lease is terminated pursuant to Section 7.1 and Tenant vacates the Premises, Landlord shall, subject to the provisions of this Section 7.4, use reasonable efforts to relet the Premises and collect the sums due to Landlord as a result of such reletting; provided, however, that any obligation imposed by law upon Landlord to relet the Premises shall be subject to the right of Landlord and its affiliates to lease other available space prior to reletting the Premises and to lease the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like.

7.5         CLAIMS IN BANKRUPTCY

Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute or law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

7.6         INTEREST ON UNPAID AMOUNTS

If any payment of Annual Fixed Rent, Additional Rent, or other payment due from Tenant to Landlord is not paid when due, then without notice and in addition to all other remedies hereunder, Tenant shall pay to Landlord interest on such unpaid amount at the rate of eighteen percent (18%) per annum; provided, however, in no event shall such interest exceed the maximum amount permitted to be charged by applicable law.

7.7         LATE FEE

If any payment of Annual Fixed Rent, Additional Rent, or other payment due from Tenant to Landlord is not paid within five (5) days of such date when due, then upon the third (3rd) such instance Landlord may, at its option, in addition to all other remedies hereunder, impose a late charge on Tenant equal to five percent (5%) of the amount in question, which late charge will be due within ten (10) days after notice as Additional Rent.

7.8         INTENTIONALLY OMITTED

7.9         INTENTIONALLY OMITTED

ARTICLE VIII

MISCELLANEOUS

8.1         HOLDOVER

If Tenant remains in the Premises after the termination or expiration of the Term, such holding over shall be as a tenant at sufferance at a rent equal to the greater of one and one half (1.5) times (i) the Annual Fixed Rent due hereunder for the last month of the Term and (ii) the fair market rent for the Premises, and otherwise subject to all the covenants and conditions (including obligations to pay Additional Rent under Section 2.6) of this Lease. Notwithstanding the foregoing, if Landlord desires to regain possession of the Premises after the termination or expiration hereof, Landlord may, at its option, re-enter and take possession of the Premises or any part thereof at any time thereafter or by any legal process in force in the state in which the Premises are located.

Notwithstanding the establishment of any tenancy at sufferance following the expiration or earlier termination of the Term, if Tenant fails to vacate the Premises at the expiration or earlier termination of the Term, Tenant shall save Landlord harmless, indemnify and defend Landlord against any claim, loss, cost or expense (including reasonable attorneys’ fees by counsel of Landlord’s choice) arising out of Tenant’s failure promptly to vacate the Premises (or any portion thereof), including without limitation due to the loss of any opportunity to enter into any advantageous lease or other occupancy agreement.

8.2         ESTOPPEL CERTIFICATES

At Landlord’s request, from time to time, Tenant agrees to execute and deliver to Landlord, within ten (10) days after delivery of such request, a certificate which acknowledges the dates on which the Term begins and ends, tenancy and possession of the Premises and recites such other facts concerning any provision of the Lease or payments made under the Lease which Landlord or a mortgagee or lender or a purchaser or prospective purchaser of the Building or any interest therein or any other party may from time to time reasonably request. Tenant acknowledges that the execution and delivery of such certificates in connection with a financing or sale in a prompt manner constitute requirements of Landlord’s financing and/or property dispositions. Without limitation of the foregoing, Tenant agrees to execute instruments reasonably requested by lenders to acknowledge such tenancy in recordable form, within ten (10) days after Landlord’s request, correcting as appropriate any representations which are not then correct.

8.3         NOTICE

Any notice, approval, consent and other like communication hereunder from Landlord to Tenant or from Tenant to Landlord shall be effective only if given in writing and shall be deemed duly delivered if (i) hand delivered, (ii) mailed by prepaid certified or registered mail, return receipt requested, or (iii) delivered by a national overnight delivery service, receipt confirmed. If requested, Tenant shall send copies of all such notices in like manner to Landlord’s mortgagees and any other persons having an interest in the Premises and designated by Landlord. Any notice so addressed shall be deemed duly delivered on the third Business Day following the day of mailing if so mailed by registered or certified mail, return receipt requested, whether or not accepted, or on the date of delivery if hand delivered or sent by overnight delivery service. Communications to Tenant shall be addressed to Tenant’s Authorized Representative at the Original Address of Tenant set forth in Section 1.1 prior to the Term Commencement Date and thereafter at the Premises, with a copy to Tenant’s Legal Department at the same addresses. Communications to Landlord shall be addressed to the Landlord’s Address, and a copy of all notices shall be sent to Landlord’s attorneys, Chief Legal Officer, Hobbs Brook Management LLC, 225 Wyman Street, Waltham, Massachusetts 02451-1209 and Richard D. Rudman, Esq., DLA Piper LLP (US), 33 Arch Street, 26th Floor, Boston, Massachusetts 02110. Either party may from time to time designate other addresses within the continental United States by notice to the other.

8.4         LANDLORD’S RIGHT TO CURE

Subject to prior notice to Tenant and the expiration of any applicable cure period (except in the case of emergency or Landlord’s reasonable determination of the existence of danger to health or property, in which case no notice or cure period shall be required), Landlord may, but need not, cure any failure by Tenant to perform its obligations under this Lease. Whenever Landlord chooses to do so, Tenant shall pay all costs and expenses incurred by Landlord in curing any such failure, including, without limitation, reasonable attorneys’ fees together with an administrative charge equal to five percent (5%) of such costs and expenses (or such higher percentage as may then be customary with respect to first class office buildings in the metropolitan area in which the Premises are located) and interest as provided in Section 7.6.

8.5         SUCCESSORS AND ASSIGNS

This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such Transferees of Tenant as are permitted hereunder. The term “Landlord” means the original Landlord named herein, its successors and assigns. The term “Tenant” means the original Tenant named herein and its permitted successors and assigns.

8.6         BROKERAGE

Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease or any other space in the Building or office park of which the Building is a part, except for any broker designated in Section 1.1. Tenant covenants to pay, hold harmless, indemnify and defend Landlord from and against any and all claims, costs, expense or liability (including reasonable attorneys’ fees by counsel of Landlord’s choice) for any compensation, commissions and charges claimed by any broker or agent other than any such broker designated in Section 1.1 with respect to this Lease or the negotiation thereof arising from a breach of the foregoing warranty. Landlord warrants that it has had no dealings with any broker or agent in connection with this Lease except for any broker designated in Section 1.1. Landlord covenants to pay, hold harmless, indemnify and defend Tenant from and against any and all claims, costs, expense or liability (including reasonable attorneys’ fees by counsel of Tenant’s choice) for any compensation, commissions and charges claimed by any broker or agent other than any such broker designated in Section 1.1 with respect to this Lease or the negotiation thereof arising from a breach of the foregoing warranty. Landlord shall be responsible for payment of any brokerage commission to any broker designated in Section 1.1 pursuant to a separate written agreement.

8.7         WAIVER

The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 5.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant of the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.8         ACCORD AND SATISFACTION

No acceptance by Landlord of a lesser sum than the Annual Fixed Rent and Additional Rent then due shall be deemed to be other than on account of the earliest installment of such Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease. The delivery of keys to Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

8.9         REMEDIES CUMULATIVE

The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants or conditions of this Lease or to a decree compelling specific performance of any such covenants or conditions.

8.10       PARTIAL INVALIDITY

If any term of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

8.11       WAIVERS OF SUBROGATION

Any insurance carried by Landlord or Tenant with respect to the Premises or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation and/or recovery against the other party for any injury or loss due to hazards which are actually insured by such party or are required to be insured under the Lease. Landlord and Tenant, notwithstanding any provisions of this Lease to the contrary, hereby waive any rights of recovery against the other party for injury or loss due to hazards which are the subject of insurance under the Lease. For the purposes of this Section 8.11, “Landlord” shall include its mortgagees, agents, employees, managers and/or management companies, officers, directors, attorneys, trustees, independent contractors, and invitees.

8.12       ENTIRE AGREEMENT

This Lease contains all of the agreements between Landlord and Tenant with respect to the Premises and supersedes all prior writings and dealings between them with respect thereto.

8.13       NO AGREEMENT UNTIL SIGNED

The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease and no legal obligations shall arise with respect to the Premises or other matters herein until this Lease is executed and delivered by Landlord and Tenant.

8.14       TENANT’S AUTHORIZED REPRESENTATIVE

Tenant designates the person named from time to time as Tenant’s Authorized Representative to take all acts of Tenant hereunder. Landlord may rely on the acts of such Authorized Representative without further inquiry or evidence of authority. Tenant’s Authorized Representative shall be the person so designated in Section 1.1 and such successors as may be named from time to time by the then current Tenant’s Authorized Representative or by Tenant’s president.

8.15       NOTICE OF LEASE

Landlord and Tenant agree not to record this Lease. If appropriate, both parties will, at • the request of either, execute, acknowledge and deliver a Notice of Lease and a Notice of Termination of Lease Term, each in recordable form. Such notices shall contain only the information required by law for recording. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact (which appointment shall survive the expiration of the Term or earlier termination of the Term) with full power of substitution to execute, acknowledge and deliver a notice of termination of lease on Tenant’s name if Tenant fails to do so within ten (10) days after request therefor.

8.16       TENANT AS BUSINESS ENTITY

Tenant warrants and represents that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) Tenant is in compliance with all laws and orders of public authorities applicable to Tenant; (d) Tenant has duly executed and delivered this Lease; (e) the execution, delivery and performance by Tenant of this Lease (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Tenant’s property, except by the provisions of this Lease; (f) the Lease is a valid and binding obligation of Tenant in accordance with its terms; and (g) Tenant’s Federal Taxpayer Identification Number is 45-2766487. Tenant agrees that breach of the foregoing warranty and representation shall at Landlord’s election be a default under this Lease for which there shall be no cure. This warranty and representation shall survive the expiration or earlier termination of the Term.

8.17       INTENTIONALLY OMITTED

8.18       FINANCIAL STATEMENTS

Within fifteen (15) days of Landlord’s request therefor (which request shall not be made more than once per calendar year, unless (i) Tenant is in default under this Lease past any applicable notice and cure period, or (ii) in connection with the sale or financing of the Building) shall furnish to Landlord an accurate, up-to-date, audited if available, financial statement of Tenant and Guarantor showing Tenant’s, and each Guarantor’s, financial condition. If no audited financial statement is prepared, such statement will be certified by the CFO or Treasurer of Tenant or Guarantor, as applicable. Unless public by other means, Landlord will maintain confidential such statement, except as required by as applicable law or court order; however Landlord may provide such statements to Landlord’s prospective and actual lenders and purchasers, and its and their accountants, attorneys and partners, as long as Landlord advises the recipients of the existence of Landlord’s confidentiality obligation. So long as Tenant or Guarantor is a publicly-traded company that makes public reports as required by the Securities and Exchange Commission, those publicly-available reports shall satisfy all obligations of Tenant under this Section 8.18 with respect to Tenant or Guarantor, as applicable. Notwithstanding anything herein to the contrary, in the event that Guarantor is no longer a publicly-traded company, then Guarantor shall not be required to provide Landlord with financial statements, provided that Tenant furnishes Landlord with financial statements of Tenant in accordance with this Section 8.18 to the extent Tenant or Guarantor prepares financial statements of Tenant in the ordinary course. If Tenant or Guarantor does not prepare such statements in the ordinary course, then Tenant shall provide to Landlord such information and documentation reasonably requested by Landlord to enable Landlord to evaluate Tenant’s finances.

8.19       INTENTIONALLY OMITTED

8.20       MISCELLANEOUS PROVISIONS

This Lease may be executed in counterparts and shall constitute the agreement of Landlord and Tenant whether or not their signatures appear in a single copy hereof. This Lease shall be construed as a sealed instrument and shall be governed exclusively by the provisions hereof and by the laws of The Commonwealth of Massachusetts as the same may from time to time exist. The titles are for convenience only and shall not be considered a part of the Lease. Where the phrases “persons acting under Tenant” or “persons claiming under Tenant” or similar phrases are used, the persons included shall be all employees, agents, independent contractors and invitees of Tenant or of any Transferee of Tenant. The enumeration of specific examples of or inclusions in a general provision shall not be construed as a limitation of the general provision. If Tenant is granted any extension option, expansion option or other right or option, the exercise of such right or option (and notice thereof) must be unconditional to be effective, time always being of the essence to the exercise of such right or option; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the option granted shall be void and the purported exercise shall be ineffective. Unless otherwise stated herein, any consent or approval required hereunder may be given or withheld in the sole absolute discretion of the party whose consent or approval is required. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other documents relating hereto may be reproduced by any party by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that any reproductions shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business) and that any further reproduction of such reproduction shall likewise be admissible in evidence. This Lease may be amended only by a writing signed by all of the parties hereto. Any reference in this Lease to the time for the performance of obligations or elapsed time shall mean consecutive calendar days, months, or years as applicable. “Business Day” shall mean any day of the week other than Saturday, Sunday, or a day on which banking institutions in Boston, Massachusetts are obligated or authorized by law or executive action to be closed to the transaction of normal banking business. In the event the time for performance of any obligation hereunder expires on any day other than a Business Day the time for performance shall be extended to the next Business Day.

8.21       GUARANTY

All of Tenant’s obligations under this Lease shall be guaranteed jointly and severally by SDL plc (“Guarantor”), in accordance with the Guaranty attached as Exhibit E.

ARTICLE IX

LANDLORD’S LIABILITY AND ASSIGNMENT FOR FINANCING

9.1         LANDLORD’S LIABILITY

Tenant agrees to look only to Landlord’s interest in the Land and Building and the proceeds therefrom for satisfaction of any claim against Landlord hereunder or under any other instrument related to the Lease (including any separate agreements among the parties and any notices or certificates delivered by Landlord) and not to any other property or assets of Landlord. If Landlord from time to time transfers its interest in the Land and Building (or part thereof which includes the Premises), then from and after each such transfer Tenant shall look solely to the interests in the Land and Building of each of Landlord’s transferees for the satisfaction of any claim relating to non-performance of all of the obligations of Landlord hereunder (or under any related instrument). The obligations of Landlord shall not be binding on any partners, mortgagees, members, managers, directors, officers, trustees, or beneficiaries of Landlord or of any successor, individually, but only upon Landlord’s or such successor’s interest described above.

Except for the negligence or willful misconduct of Landlord or any of the Indemnitees (as such term is defined in Section 5.5.1), Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property whatsoever. In no event shall Landlord ever be liable for any indirect or consequential damages. It is expressly agreed by Landlord and Tenant that business interruption costs and expenses are indirect and consequential damages under the terms of this Lease and no other property assets of Landlord shall be subject to levy, execution or other enforcement procedures for satisfaction of any judgment or decree in favor of Tenant. Notwithstanding anything to the contrary in this Lease, Tenant shall not be liable to Landlord under this Lease for indirect or consequential damages except under Section 5.2 and provided further that the parties acknowledge that damages set forth in Article VII shall be deemed direct damages and shall not be construed to be consequential damages.

9.2         ASSIGNMENT OF RENTS

If, at any time and from time to time, Landlord assigns this Lease or the Rents payable hereunder to the holder of any mortgage on the Building, or to any other party for the purpose of securing financing (the holder of any such mortgage and any other such financing party are referred to herein as the “Financing Party”), whether such assignment is conditional in nature or otherwise, the following provisions shall apply:

(a)          Such assignment to the Financing Party shall not be deemed an assumption by the Financing Party of any obligations of Landlord hereunder unless such Financing Party shall, by written notice to Tenant, specifically otherwise elect;

(b)          Except as provided in Section 9.2(a) above and Section 9.2(c) below, the Financing Party shall be treated as having assumed Landlord’s obligations hereunder (subject to Section 9.1) only upon foreclosure of its mortgage (or voluntary conveyance by deed in lieu thereof) and the taking of possession of the Premises from and after foreclosure and, with respect to obligations regarding return of the Security Deposit, only upon receipt of the funds constituting such Security Deposit;

(c)          Subject to Section 9.1, the Financing Party shall be responsible for only such breaches under the Lease by Landlord which occur during the period of ownership by the Financing Party after such foreclosure (or voluntary conveyance by deed in lieu thereof) and taking of possession, as aforesaid; and

(d)          In the event Tenant alleges that Landlord is in default under any of Landlord’s obligations under this Lease, Tenant agrees to give any Financing Party, by registered mail, a copy of any notice of default which is served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing, (whether by way of notice of an assignment of lease, request to execute an estoppel letter, or otherwise) of the address of such Financing Party. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided by law or such additional time as may be provided in such notice to Landlord, such Financing Party shall have sixty (60) days after the last date on which Landlord could have cured such default within which such Financing Party will be permitted to cure such default. If such default cannot be cured within such sixty (60) day period, then such Financing Party shall have such additional time as may be necessary to cure such default, if within such sixty (60) day period such Financing Party has commenced and is diligently pursuing the remedies necessary to effect such cure (including, but not limited to, commencement of foreclosure proceedings, if necessary, to effect such cure), in which event Tenant shall have no right with respect to such default while such remedies are being diligently pursued by such Financing Party.

In all events, any liability of a Financing Party shall be limited to the interest of such Financing Party in the Land and Building, and in no event shall a Financing Party ever be liable for any indirect or consequential damages.

Tenant hereby agrees to enter into such reasonable agreements or instruments as may be requested from time to time in confirmation of the foregoing.

ARTICLE X

SUBORDINATION AND NON-DISTURBANCE

This Lease shall be subject and subordinate to any first mortgage and to any junior mortgage that has been approved by the first mortgagee that may now or hereafter be placed upon the Building and/or the Land and to any and all advances to be made under such mortgages and to the interest thereon, and all renewals, extensions and consolidations thereof. Any mortgagee may elect to give this Lease priority to its mortgage, except that the Lease shall not have priority to (i) the prior right, claim and lien of such mortgagees in, to and upon any insurance proceeds and the disposition thereof under the mortgage; (ii) the prior right, claim and lien of such mortgagees in, to and upon any award or compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the Premises, and to the right of disposition thereof under the mortgage; and (iii) any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the mortgages and the execution of this Lease, or any lien or judgment which may arise any time under the terms of this Lease. In the event of such election and upon notification by such mortgagee, this Lease shall be deemed prior in lien to the said mortgage. This Article X shall be self-operative, but in confirmation thereof, Tenant shall execute and deliver whatever instruments as may be reasonably required by the first mortgagee or junior mortgagee to acknowledge such subordination or priority in a recordable form.

Landlord will deliver ..1 subordination and non-disturbance agreement to Tenant on the lenders standard form, if and when a mortgage is placed on the property.

ARTICLE XI

ROOF SPACE

11.1       ANTENNA.

(a)          From the Term Commencement Date until the expiration or earlier termination of this Lease, Tenant shall have a license to use a portion of the roof of the Building and enjoy 24-hour access thereto (the “Rooftop License”) at a technologically sufficient location to be proposed by Tenant and approved by Landlord (the “Rooftop Installation Area”). The Rooftop Installation Area is to be used by Tenant solely for the installation, operation, maintenance, repair and replacement during the Term of this Lease of an antenna thirty inches (36”) in diameter and other related communications equipment, including one two-inch (2”) conduit connecting the antenna to the Premises, to be located in a vertical chase mutually designated by Landlord and Tenant (collectively, the “Antenna”). Tenant’s installation and operation of the Antenna and its obligations with respect thereto shall be all in accordance with the terms, provisions, conditions and agreements contained in this Lease.

(b)          Tenant shall install the Antenna in the Rooftop Installation Area at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate and in accordance with all of the applicable provisions of this Lease, including, without limitation, Section 5.9). Landlord shall not be obligated to perform any work or incur any expense to prepare the Rooftop Installation Area for Tenant’s use thereof.

(c)          Tenant shall not install or operate the Antenna until it receives prior written approval from Landlord, which Landlord agrees shall not be unreasonably withheld, conditioned or delayed, provided and on the condition that Tenant complies with all of the requirements of this Lease including without limitation Section 5.9 and this Article XI. Prior to commencing installation of the Antenna, Tenant shall provide Landlord with (i) copies of all required permits, licenses and authorizations which Tenant will obtain at its own expense and which Tenant will maintain at all times during the operation of the Antenna; and (ii) a certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance reasonably required by Landlord for the installation and operation of the Antenna. Tenant agrees to reimburse Landlord for reasonable expenses incurred in connection with the review and approval of Tenant’s plans showing the proposed installation of the Antenna.

(d)          Tenant shall pay to Landlord as Additional Rent (the “Antenna Rent”), all applicable taxes or governmental charges, fees, or impositions imposed upon Landlord and arising out of Tenant’s use of the Rooftop Installation Area, and the amount, if any, by which Landlord’s insurance premiums increase as a result of the installation of the Antenna.

(e)          Tenant covenants that Tenant shall repair any damage to the roof and the Building caused by the installation or operation of the Antenna.

(f)          Tenant covenants and agrees that the installation, operation and removal of the Antenna and appurtenant equipment and cabling will be at its sole risk. Tenant agrees to indemnify and defend Landlord and all other Indemnitees (as defined in Section 5.5.1) against all claims, actions, damages, liabilities and expenses including reasonable attorneys’ fees by counsel of Landlord’s choice in connection with the loss of life, personal injury, damage to property or business or any other loss or injury or as a result of any litigation arising out of the installation, use, operation or removal of the Antenna and appurtenant equipment and cabling, except to the extent the foregoing is caused by the gross negligence or willful misconduct of Landlord or the Indemnitees.

(g)          Landlord, at its sole option upon not less than sixty (60) days’ prior written notice, shall have the right to revoke the Rooftop License at any time prior to the expiration of the Term of this Lease, and require Tenant to terminate the operation of the Antenna if (1) the Antenna is causing physical damage to the structural integrity of the Building, or (2) the Antenna is interfering with any telecommunications, mechanical or other systems either located or servicing the Building (whether belonging to or utilized by Landlord or any other tenant or occupant of the Building) or located at or servicing any building, premises or location in the vicinity of the Building, or (3) the installation, existence, maintenance and operation of the Antenna (i) constitutes a violation of any applicable laws, ordinances, rules, order, regulations, etc. of any federal, state, county and municipal authorities having jurisdiction thereover or (ii) does not conform to industry technical specifications. Notwithstanding the foregoing however, if Tenant can correct the damage or disturbance caused by the Antenna to Landlord’s reasonable satisfaction, Tenant may restore the operation. If the Antenna is not corrected and restored to operation within sixty (60) days, Landlord, at its sole option, may require that Tenant remove the Antenna and appurtenant equipment and cabling at its own expense.

(h)          The sole use and purpose of this Rooftop License shall be to serve the communication needs of Tenant within the Building. Tenant is expressly forbidden to serve other tenants or occupants of the Building, to serve any locations outside the Building, or to resell any communications services without the prior written consent of Landlord, which consent may be granted or withheld at Landlord’s sole discretion. In the event Tenant shall attempt to resell, license, lease or otherwise provide use of the Antenna to any person or entity, except in connection with a Permitted Transfer, without Landlord’s prior written consent, then the Rooftop License shall immediately terminate and Landlord shall have the right to disconnect the Antenna and appurtenant equipment and cabling and, in accordance with the provisions of subsection (h) hereof, require Tenant to remove the Antenna and appurtenant equipment and cabling and to restore the Building to the condition as existed prior to the installation thereof, all at Tenant’s sole cost and expense.

(i)          Within fifteen (15) days following the expiration or earlier termination of the Lease or the permanent termination of the operation of the Antenna by Tenant, Tenant shall, at its sole cost and expense, (i) remove the Antenna from the Rooftop Installation Area and the Building in accordance with the terms hereof, (ii) leave the Rooftop Installation Area in good order and repair, reasonable wear and tear excepted and (iii) pay all amounts due and owing with respect to the Rooftop License up to the date of the termination thereof. If Tenant does not remove the Antenna when so required, the Antenna shall become Landlord’s property and, at Landlord’s election, Landlord may remove and dispose of the Antenna and charge Tenant for all costs and expenses incurred as Additional Rent. Notwithstanding that Tenant’s use of the Rooftop Installation Area shall be subject at all times to and shall be in accordance with the terms, covenants, conditions and agreements contained in this Lease, the Rooftop Installation Area shall not be deemed part of the Premises. All Tenant obligations under this Section 11.1 shall survive the expiration of the Term or the earlier termination of this Lease.

ARTICLE XII

MOVING ALLOWANCE

12.1       MOVING ALLOWANCE

Landlord shall provide Tenant with a Moving Allowance in the amount set forth in Section 1.1 for Tenant’s use toward offsetting costs associated with the installation and procurement of telecommunications and data infrastructure, and equipment and furniture systems. The payment or rent credit shall be made by Landlord to Tenant within thirty (30) days following Tenant’s written request delivered to Landlord after the Term Commencement Date but no later than December 31, 2012. Tenant shall receive the full economic benefit of the Moving Allowance amount as rent credit to the extent that it has not been fully expended and reimbursed in connection with the move.

Executed to take effect as a sealed instrument.

LANDLORD:

101 EDGEWATER LLC

By:
Manager

TENANT:

XYENTERPRISE INC.

By:
Name:
Title: President/Vice-President

By:
Name:
Title: Treasurer/Assistant Treasurer

Exhibit A - Plan of Premises

KEY PLAN
COMMON CORRIDOR
COMMON CORRIDOR
STAIR
ELEC.
ELEC
JAN
WOMEN
MEN
N.T.S.

HOBBS BROOK

EXHIBIT B-1: LANDLORD'S PLAN
FEBRUARY 15, 2012
SDL
231 EDGEWATER DRIVE - FIRST FLOOR - WAKEFIELD, MA

DBA-W

-i-

Exhibit A-1

Plan of First Offer Space

-i-

Exhibit B

Landlord’s Initial Construction

1.	Plans and Specifications.

(a)         Preparation of Plans. Landlord has prepared a plan (“Landlord’s Plans”) attached hereto as Exhibit B-1, which Tenant hereby unconditionally approves. Landlord shall perform Landlord’s Initial Construction consistent with Landlord’s Plans using building standard materials and finishes

(b)         Change Orders. Landlord’s Plans shall not be changed or modified except as set forth herein. If Tenant requests a change in Landlord’s Plans, Landlord shall not unreasonably withhold its consent to said change provided that it shall not be deemed unreasonable for Landlord to withhold consent to any change in Landlord’s Plans that in Landlord’s sole opinion (i) will cause any delay in the completion of Landlord’s Initial Construction (as hereinafter defined), (ii) cause any additional cost or expense to Landlord, (iii) in any manner affect any structural component of the Building (including, without limitation, exterior walls, exterior windows, core walls, roofs, or floor slabs), (iv) in any respect be incompatible with the electrical, mechanical, or plumbing components or systems of the Building, (v) affect in any respect other space in the Building other than the Premises, including the exterior of the Building, (vi) diminish the value of the Premises for any general purpose office use, or (vii) require any unusual expense to readapt the Premises for any general purpose office use. With respect to clauses (i) and (ii) above, Landlord may, but shall not be obligated to, grant its consent provided Tenant agrees to pay for any and all costs associated therewith.

2.        Completion of Landlord’s Initial Construction.

(a)       Construction of Premises. Landlord shall exercise reasonable efforts to substantially complete the work specified in Landlord’s Plans (“Landlord’s Initial Construction”) necessary to prepare the Premises for Tenant’s occupancy on or before the Estimated Term Commencement Date specified in Section 1.1 of this Lease, subject to Tenant’s Delays (as hereinafter defined) and Force Majeure, as such term is defined in Section 4.2 of this Lease.

(b)       Substantial Completion. The Premises shall be deemed ready for occupancy on that day (the “Substantial Completion Date”) on which Landlord’s Initial Construction is “Substantially Complete,” defined to mean that Landlord’s Initial Construction has been completed except for minor items of construction, mechanical and electrical adjustment or other work which Landlord is able to complete after Tenant has occupied the Premises without unreasonably interfering with Tenant’s use thereof, as evidenced by an architect’s written certification and the issuance of a valid certificate of occupancy (which may be temporary or permanent) from the City of Wakefield for the Premises or such other permit or approval entitling Tenant to occupy the Premises for the Permitted Uses.

3.        Intentionally Omitted

4.	Excess Work.

All Landlord’s Initial Construction performed under any Change Order, the cost of which exceeds the cost to perform Landlord’s Initial Construction in accordance with Landlord’s Plans shall be “Excess Work.” Tenant may seek to reduce the cost of Landlord’s Initial Construction by Change Order under Section 1(b) above. All Excess Work shall be performed by Landlord at the sole expense of Tenant.

5.	Tenant’s Delay.

(a)       Any delay that shall occur in the Substantial Completion Date as the result of the following shall be a Tenant’s Delay:

(i)	any request by Tenant that Landlord delay in the commencement or completion of Landlord’s Initial Construction for any reason;

(ii)	any change made or requested by Tenant in any of Landlord’s Plans

(iii)	any special requirements of Tenant not in conformity with Landlord’s Plans;

(iv)	any other act or omission of Tenant or its members, managers, officers, directors, agents, servants, contractors, architects, engineers, or employees; or

(v)	any reasonably necessary rescheduling of the sequence of any of Landlord’s Initial Construction due to any of the causes for delay referred to in clauses (i), (ii), (iii), and (iv) of this paragraph (a) of Section 5.

(b)        If any delay in the Substantial Completion Date is the result of Force Majeure and such delay would not have occurred but for any of Tenant’s Delays described in paragraph (a) of this Section 5, such delay shall be deemed added to Tenant’s Delays described in that paragraph.

(c)        In addition to Landlord’s other rights and remedies under prevailing circumstances, the Term Commencement Date shall automatically be extended for the period of any delays caused by Tenant’s Delay(s) or Force Majeure, but the number of days of initial rent abatement to which Tenant is entitled under Section 1.1 shall be reduced by the number of days the Term Commencement Date is delayed as a result of a Tenant Delay.

(d)        If, as a result of Tenant’s Delay(s), the Substantial Completion Date is delayed in the aggregate for more than sixty (60) days, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant, and thereupon this Lease shall forthwith terminate without further liability or obligation on the part of either party, except that Tenant shall pay to Landlord the damages suffered by Landlord by reason of such Lease termination including, without limitation, the cost theretofore incurred by Landlord in performing and, if applicable, demolishing Landlord’s Initial Construction, plus an amount equal to Landlord’s out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and legal fees, together with any amount required to be paid pursuant to paragraph (a) of this Section 5, through the effective termination date.

6.	Conclusiveness of Landlord’s Performance.

Tenant shall have no claim that Landlord has failed to perform any of Landlord’s Initial Construction, unless Tenant shall have given Landlord notice, not later than sixty (60) days following the Substantial Completion Date, or, in the case of latent defects, not later than the earlier of (a) eleven (11) months following the Substantial Completion Date and (b) the date Tenant knew or should have known about such latent defect, of respects in which Landlord has not performed Landlord’s Initial Construction. Except for Landlord’s Initial Construction, the Premises are being leased in their condition “as is” without representation or warranty by Landlord.

7.	Entry Prior to Commencement.

If and as long as Tenant does not interfere in any way with the construction process (by causing disharmony, scheduling or coordination difficulties, etc.), Tenant may, pursuant to the provisions of Section 3.2 of this Lease and at Tenant’s sole risk and expense, enter the Premises up to thirty (30) days prior to the Substantial Completion Date for the purpose of installing Tenant’s decorations, movable furnishings, cabling, wiring and business fixtures and equipment. The determination of any such interference by Landlord shall be conclusive. Prior to the Substantial Completion Date, upon Tenant’s written request, Tenant may conduct a walk-through of the Premises accompanied by a representative of Landlord.

Prior to the Term Commencement Date Tenant shall comply with and perform, and shall cause its employees, agents, contractors, subcontractors, material suppliers and laborers to comply with and perform, all Tenant’s obligations under this Lease except the obligations to pay Annual Fixed Rent and Additional Rent and other obligations, the performance of which would be clearly incompatible with the installation of decorations, movable furnishings, cabling, wiring and business fixtures and equipment pursuant hereto.

8.	Tenant Contractors.

Any independent contractor of Tenant (or any employee or agent of Tenant) performing any work in the Premises prior to the Term Commencement Date if and to the extent permitted by Landlord pursuant to the provisions of Section 3.2 of this Lease shall be a “Tenant Contractor” and shall be subject to all of the terms, conditions and requirements contained in the Lease. Neither Tenant nor any Tenant Contractor shall interfere in any way with construction of, nor damage, Landlord’s Initial Construction, and shall do all things reasonably requested by Landlord to expedite construction of Landlord’s Initial Construction. Without limitation, Tenant shall require each Tenant Contractor to adjust and coordinate any work or installation in or to the Premises to meet the schedule or requirements of other work being performed by or for Landlord throughout the Building, which shall in all cases have precedence. If Tenant or any Tenant Contractor fails so to adjust to the schedule or requirements of Landlord, then Landlord may immediately by notice to Tenant terminate permission previously granted to Tenant to enter the Premises prior to the Term Commencement Date. Neither Tenant nor any Tenant Contractor shall cause any labor disharmony, and Tenant shall be responsible for all costs required to produce labor harmony in connection with an entry under this Section. In all events, Tenant shall indemnify the Indemnitees in the manner provided in Section 5.5.1 of this Lease against any claim, loss or cost arising out of any interference with, or damage to, Landlord’s Initial Construction or any other work in the Building, or any delay thereto, or any increase in the cost thereof on account in whole or in part of any act, omission, neglect or default by Tenant or any Tenant Contractor. Without limiting the generality of the foregoing, to the extent that the commencement or performance of Landlord’s Initial Construction is delayed on account in whole or in part of any act, omission, neglect, or default by Tenant or any Tenant Contractor, then such delay shall constitute a Tenant Delay as provided herein.

Any requirements of any such Tenant Contractor for services from Landlord or Landlord’s contractor, such as hoisting, electrical or mechanical needs, shall be paid for in advance by Tenant and arranged between such Tenant Contractor and Landlord or Landlord’s contractor. Should the work of any Tenant Contractor depend on the installed field conditions of any item of Landlord’s Initial Construction, such Tenant Contractor shall ascertain such field conditions after installation of such item of Landlord’s Initial Construction. Neither Landlord nor Landlord’s contractor shall ever be required or obliged to alter the method, time or manner for performing Landlord’s Initial Construction or work elsewhere in the Building, on account of the work of any such Tenant Contractor. Should Landlord’s contractor, including subcontractors working under such contractor, damage or delay the work of any Tenant Contractor, then such Tenant Contractor, by entering on the Premises, shall be deemed to have agreed not to prosecute any claim against Landlord, but shall look solely to Landlord’s contractor (or such contractor’s subcontractors) that allegedly caused the damage or delay. If any such Tenant Contractor ever makes a claim against any Indemnitee (as such term is defined in Section 5.5.1 of this Lease) directly, then Tenant shall indemnify such Indemnitee in the manner provided in the Lease against such claim so long as such Tenant Contractor’s loss was not caused solely and directly by the gross negligence or willful and wrongful act of such Indemnitee. Tenant shall cause each Tenant Contractor performing work on the Premises to clean up regularly and remove its debris from the Premises and Building. If any Tenant Contractor fails so to clean up, then Landlord may cause its contractor to clean up and remove debris, and Tenant shall pay all costs (including administrative costs) of such cleanup and removal.

Exhibit B-1: Landlord’s

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Memorandum Revision 01

SDL — 201 EDGEWATER DRIVE 1ST FLOOR			12.042.01

To:	Patricia Holland	Hobbs Brook Management LLC

From:	Shane Mulroney	DBA-W, Architects

cc:

Date:	April 30, 2012

Personnel whose names appear in bold type, please diStribute.es required within your office.

Scope of work: DBA-W Architects is pleased to provide a proposal to perform architectural and M.E.P. engineering services for SDL In approximately 18,763 Rentable Square Feet (RSF) based upon fit plan option 07 dated 03¬29-2012. This is a multitenant floor and includes general office space and a training room. We are utilizing existing Walls where possible and reusing all doer and frames throughout the space.

Below is a list of the building standards that will be followed to construct the new space for SDL. Anything Bold and underlined is a specific item not included in the building standards that will be provided within the scope of work per fit plan option 07.

ALL SERVER ROOM AND SECURE LAB EQUIPMENT AND RACK LAYOUT IS THE RESPONSIBILITY_OF THE TENANT. TENANT TO PROVIDE DBA-W AND C3 WITH THIS LAYOUT IN_CAD FORMAT FOR COORDINATION WITH BUILDING SYSTEMS AND SERVER ROOM REQUIREMENTS. SDL HAS PROVIDED A SERVER ROOM LAYOUT FOR CONSTRCTION DOCUMENTS AND IS ATTACHED TO THIS DOCUMENT IN PDF FORMAT LABELED “09801.07 SDL SERVER ROOM LAYOUT-07 4-30-2012.PDF”

1.	Walls

a.	Standard Wall - 2 ½” metal studs with 5/8” GWB each side; taped, speckled and sanded
b.	Tenant Suite Demising Walls — 1 hour rated, full height to underside of deck with insulation
c.	Private Offices and all interior Suite Walls—wall height to be 6” above finished ceiling
d.	Conference Rooms — Full height to underside of deck with sound batt wall insulation on all sides
e.	Server Rooms — Full height to underside of deck with sound batt wall insulation on all sides
f.	Electric Rooms - 1 hour rated, full height to underside of deck with insulation
g.	All walls must penetrate the ceiling a minimum of 6”. Interior partition studs must extend to the underside of the slab above and braced to underside of deck as necessary. All demising partitions and corridor walls must extend completely and be sound insulated and fire taped; drywall and studs most extend to the underside of the slab.

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2.	Building Finishes: (See Finishes Memo for all specifications)
a.	Floors
i.	Office Interiors and Reception — Carpet
ii.	Storage, Pantries, Break Areas, Copy Rooms, Server Rooms, Electric Rooms —VCT tile
b.	Base
i.	4” Rubber/Vinyl base
c.	Paint
i.	(1) coat primer, (2) coats finish latex, eggshell finish at all gypsum walls
d.	Millwork
i.	Plastic laminated base and upper cabinets as indicated on Tenant Space plans in pantry area and work areas.
ii.	Exclusions: Reception desks.

3.	Doors & Sidelights

a.	Entryway Doors - All tenant entry doors on the pubic corridors of multi-tenant floors are to be building standard glass door with glass sidelight

Any Deviation from building standard must be approved in writing by the Office of the Building.

b.	Secondary Suite Doors

All tenant entry doors on the public corridors of multi-tenant floors and Interior doors are to match doors of other tenants on the respective floors. All doors to be Solid Core Wood Door to match existing. Refinish any corridor doors within scope of work to match standard color to repair any damage or wear

All interior tenant doors are to be solid core wood doors with P-Lam Finish as follows: Doors to be salvaged and reused first prior to purchasing new.

201 3’0” x 8’10” solid core Golden Oak Wood P-lam finish Wilsonart#7888-60

c.	Interior Sidelights - Drywall cased 24” frameless sidelight spaced 1’-0” from outside of door frame

d.	Sliding stacking door at training room shall be provided at training room as noted on fit plan option 07

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4.	Hardware and Locks

a.	All door hardware must conform to the building standard specification below. All Locks, including interior locks, must be building standard US 26D(626) Satin Chrome Lever passage/lockset.

i.	Glass Entry Door Hardware:

Building Standard glass door with glass sidelight

Glass door hardware:

Pivot hinges (top and bottom)

Door pulls (both sides) per elevation

Top and bottom rails

Concealed closer (2 for pair of doors); closer to be installed at floor, below floor final finish

Electromagnetic lock Schlage electronics M490 - fail safe, connected to fire alarm (M492 for double doors)

Power requirement — RBH Access Technologies, IRC-2000 with ENCL1-PS and ASP-MT-1-MINITIMER

(2) DT 12VCD batteries

Motion sensor - Bosch DS160 PIR exit Sensor with sounder and door monitoring fail safe Push to exit button – H100-US28-PE red rex push plate engraved ‘‘push to exit” pneumatic time delay micro switch (NFPA 201) manual door release and over ride switch in one (2) Key switch device - Schlage electronics LN-653-04 and LN-653-05 Cylinders/IC products - (2) 16CR27-001-26D mort IC housing 11/4 std cam 26D mortise housing interchangeable core, standard satin chrome

All mag locks must be tied into the Building’s Fire Alarm System, if door leads to a fire exit. All mag locks must fall safe on fire alarm.

ii.	Secondary Suite Door Hardware:

Lever set —Schlage AL Series Jupiter US260(626) Satin Chrome

Butt Hinges —Quantity of (3) US26D

(1) Floor Stop (Rif Dome) US26D

Silencers (Gray color)

1.	Private Offices — lever passage set, butt hinges, floor stop, silencers, coat hook
2.	Conference Rooms, Server Rooms — lever passage set, butt hinges, floor stop, silencers
3.	Electric Rooms —lever lock set, butt hinges, floor stop, silencers, surface-mounted door closer

5.	Windows/Solar Screens

a.	All window blinds, which can be seen from the exterior of the building, must conform to Building Standards

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201 Edgewater Drive: Vertex Vertical Binds: 3 5” solid, straight, Ivory louvered with bronze tracking vertical blinds

6.	Ceilings.

a.	Edging or 9’-o” ceiling height
b.	All new ceilings are to be installed using Armstrong Ultima #1911 24”x24” Beveled Tegular Tile
c.	All new Ceiling Grids must use Armstrong Prelude 07300 15/16”

7.	Lighting.

d.	If new fixtures are being Installed they must be 2’ x or 2’ x 4’ recessed direct/indirect;

i.	2’x2’ recessed direct/indirect basket fixtures:

Cooper Lighting Metalux Ovation T5 2RD1-224T5RP-UNV-EL-EBT1

ii.	2’x4’ recessed direct/indirect basket fixture:

Cooper Lighting Metalux Ovation T5 2RDI-328T5-RP-UNV-EL-EBT2

e.	illumination levels as required by State Building Code.
f:	Standard switching motion sensors to comply with energy codes.
g.	Exit Signs: Emergi Lite Prestige Series x40 LED series premium Edgelit sign, brushed aluminum, self powered with red lettering on mirror. Arrows as required by location.
h.	All new light switches to be stainless plate and white device.
i.	If existing parabolic fixtures are to remain, they must be T-8.

8.	Electrical (scone for design-build protects)

J.	Privates Offices — (2) duplex outlet receptacles
k.	Open Office Areas —Convenience duplex outlet receptacles as required.
I.	Server Room — (1) quad outlet receptacle, (1) duplex outlet receptacle, 4-by wall-mounted plywood
m.	All new electrical receptacles to be stainless plate and white device.

9.	Voice and Data (all tel/data wiring by tenant; shown on drawings for location only)j

n.	Private offices - (1) Junction box w/pull string
o.	Open Office Area -Junction box w/pull string as required by Tenant’s layout
p.	D Mark — Closet bar location as available)
q.	Tenant is responsible for all Voice and Data distribution

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10.	HVAC

r.	Thermostat locations as required by zone
s.	Air distribution shall be through low-velocity ductwork
t.	Return Air through plenum
u.	Tenant is responsible for installation, repairs, maintenance and replacement of all supplemental HVAC units dedicated to their Premises.

11.	Plumbing

v.	According to plan. Including distribution, insulation, electrical water heater, vents and drains.
w.	All water heaters shall have an automatic leak detector and water shutoff included as part of install.
x.	All hot water heaters shall have drain pans.
y.	Check life of existing water heater in premises and replace as required.
z.	Tenant is responsible for all repairs and replacement of water heaters that are dedicated to their premises.

12.	Fire Protection

aa.	Interior hydraulically calculated fire protection sprinkler system per State of Massachusetts Building Code.
bb.	Fully sprinklered
cc.	Sprinkler heads are to be concealed type, centered in ceiling tile.

13.	Fire Alarm

dd.	As required by State of Massachusetts Building Code.

14.	Security

ee.	Tenant is responsible for installing any and all security systems, alarms, controls and distribution dedicated to their Premises. Security system must be approved by Landlord PRIOR to Installation.

15.	Fireproofing

a.	in the event that any structural steel is exposed as a result of construction, thorough fireproofing shall be required as part of contractor’s scope of work.
b.	Subcontractors engaged to replace fireproofing materials must be licensed by the manufacturer and have prior experience in at least two projects of spinier size and scope.
c.	All Structural Elements (columns, beams, etc.): must have an application to afford three hours of fire resistance. Floors and Decking: to be two hour rated.

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d.	Application of fireproofing must adhere to the following guidelines:
i.	Mask and protect adjacent work which could be damaged by over spray or fallout
ii.	Clean substrates of all substances that might be incompatible or inhibit bonding:
iii.	Verify that surface members to receive sprayed fireproofing are compatible with fireproofing materials and bonding requirements.
iv.	Power dean unpainted members that will receive sprayed fireproofing to remove Incompatible materials to could affect bond when scraping, bruising, or washing will not remove materials
v.	Assure that installation of clips, hangers, supports, sleeves, shaft wall runners and other items required to penetrate the sprayed fireproofing work is complete.
vi.	Verify that ducts, piping equipment and other hems would interfere with application of fireproofing are not-positioned until sprayed fireproofing work is completed.

Attachments: None

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Exhibit C

Landlord’s Cleaning Specifications

Office Area

Daily/Nightly Monday through Friday, excluding holidays.

•	Empty all waste receptacles and return to proper locations.
•	Sweep and dust mop all uncarpeted areas.
•	Vacuum all rugs and carpeted areas.
•	Dust horizontal surfaces of furniture and equipment within normal reach.
•	Clean and sanitize all drinking fountains and water coolers.
•	Remove finger marks from glass sidelights
•	Wipe clean all brass and other metal surfaces within normal reach. Clean Tenant kitchen space, (sink, surfaces, and floors with germicide)

Monthly:

Remove all finger marks from doors, door jambs, and light switches Spot clean tile floor areas where needed

Quarterly:

Wash interior partition glass surfaces.

Dust picture frames, chart boards and similar wall hangings

RESTROOMS- Daily

•	Sweep and mop floors
•	Clean and sanitize all floors, toilet seats, bowls, urinals and fixtures
•	Clean all mirrors and shelves
•	Refill towel dispensers, tissue holders, materials to be furnished by Landlord.
•	Empty paper towel receptacles
•	Dust all partitions

MONTHLY:

Machine scrub restroom floors Wash all partitions, dispensers and splash areas Dust all light fixtures and ventilating grills.

QUARTERLY:

Wash all tile walls and partitions.

Tenant requiring services in excess of those above shall request through Landlord at Tenant’s expense.

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Exhibit D

Confirmation of Lease Commencement

Reference is made to the Lease dated _________ between __________, as Landlord and _______________, as Tenant (the “Lease”). The terms listed below are used as defined in the Lease.

Landlord and Tenant confirm the following:

Term Commencement Date: _______________________________

Initial Rent Abatement Period under Section 1.1:

Executed as a Massachusetts instrument under seal as of _______________.

LANDLORD:

By:
Name:
Title:

TENANT:

By:
Name:
Title:

By:
Name:
Title:

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COMMONWEALTH OF MASSACHUSETTS

___________ County, ss.

On this _____________ day of ____________, 20___, before me, the undersigned notary public, personally appeared ________________, proved to me through satisfactory evidence of identification, which was ______________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily, for its stated purpose, as ____________________________ of _______________________, a ____________________.

(official signature and seal of notary

My commission expires

COMMONWEALTH OF MASSACHUSETTS

___________ County, ss.

On this _____________ day of ____________, 20___, before me, the undersigned notary public, personally appeared ________________, proved to me through satisfactory evidence of identification, which was ______________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily, for its stated purpose, as ____________________________ of _______________________, a ____________________.

(official signature and seal of notary

My commission expires

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COMMONWEALTH OF MASSACHUSETTS

___________ County, ss.

On this _____________ day of ____________, 20___, before me, the undersigned notary public, personally appeared ________________, proved to me through satisfactory evidence of identification, which was ______________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily, for its stated purpose, as ____________________________ of _______________________, a ____________________.

(official signature and seal of notary

My commission expires

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Exhibit E

Guaranty

201 Edgewater Drive

WAKEFIELD, MASSACHUSETTS

Guaranty dated as of April 30, 2012, by the undersigned SDL, plc, a corporation registered in England and Wales (“Guarantor” hereunder), having offices at Globe House, Clivemont Road Maidenhead, SL6 7DY, United Kingdom, on behalf of itself its subsidiaries and affiliated entities.

BACKGROUND

101 Edgewater LLC, a Delaware limited liability company, (“Landlord”) and XyEnterprise, Inc., a Delaware corporation (“Tenant”), entered into a lease dated as of April 30, 2012 for space at 201 Edgewater Drive, Wakefield, Massachusetts (as the same may be amended hereafter from time to time, the “Lease”).

It is intended that Guarantor shall guarantee all of Tenant’s obligations under the Lease pursuant to this Guaranty. Capitalized terms used and not defined in this Guaranty shall have the same meanings as in the Lease.

AGREEMENT

1.          Guarantor hereby unconditionally guarantees to Landlord, its successors and assigns, the full performance and observance of all the covenants, conditions and agreements in the Lease provided to be performed and observed by Tenant, its successors and assigns, for the entire Term, as the same may be extended or renewed and to any holdover term thereafter, for the entire Premises, as the same may be expanded, contracted, relocated, sublet, licensed and/or assigned (voluntarily or otherwise), and whether or not Landlord has consented to same. Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor under this Guaranty shall not be terminated or in any way affected or impaired by reason of any amendment to the Lease, but shall continue in full force and effect with respect to the Lease as the Lease may be amended from time to time. Guarantor further expressly agrees that the validity of this Guaranty and the obligations of Guarantor under this Guaranty shall not be terminated or in any way affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease, or by reason of the delay, waiver or failure by Landlord to enforce any of the terms, covenants or conditions of the Lease, this Guaranty, or any other guaranty of the Lease (if any), or by reason of the granting of any indulgence or extension to Tenant, or Guarantor, or to any other guarantor (if any), all of which may be given or done by Landlord from time to time without notice to Guarantor. Guarantor waives notice of non-payment of rent, additional charges, or any other amounts to be paid by Tenant under the Lease, and waives notice of default or non-performance of any of Tenant’s other covenants, conditions and agreements contained in the Lease. Guarantor further waives, to the fullest extent permitted by law, any and all legal, equitable and/or surety defenses whatsoever to which Guarantor might otherwise be entitled other than: (1) that Guarantor has fully performed all of its obligations under this Guaranty, and (2) that Tenant has fully performed all of its obligations under the Lease (determined without regard to any relief of Tenant from its obligations by operation of law or otherwise).

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2.          Guarantor agrees that its liability under this Guaranty shall be primary and joint and several with Tenant, any other guarantor (if any), and any other party liable for Tenant’s obligations under the Lease, and that in any right of action that shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantor, without having commenced any action or having obtained any judgment against Tenant, any other guarantor, or any other party liable for Tenant’s obligations under the Lease.

3.          Guarantor represents and warrants to Landlord that Guarantor has a material financial interest in the Tenant. If Guarantor is a corporation or other entity, Guarantor represents and warrants to Landlord that the individual or individuals executing this Guaranty on behalf of Guarantor is or are duly authorized to execute and deliver this Guaranty on behalf of Guarantor, that this Guaranty is a valid and binding obligation of Guarantor enforceable in accordance with its terms, and that this Guaranty violates no law, rule, regulation, agreement or contract applicable to or binding on Guarantor. In any proceeding, the books and records of Landlord shall be prima facie evidence of the obligation of Guarantor.

4.          Guarantor further agrees as follows:

a.         Any and all claims of any nature that Guarantor may now or hereafter have against Tenant are hereby subordinated to the full and final cash payment to Landlord of all obligations under the Lease and under this Guaranty. Without limiting the generality of the foregoing, prior to the full and final cash payment to Landlord of all obligations under the Lease and under this Guaranty, Guarantor agrees that it shall not: (i) make any claim of liability of Tenant to any Guarantor or assert any set-off or counterclaim against Tenant whether by reason of paying any sum due or recoverable under this Guaranty (whether or not demanded by Landlord) or under the Lease, or by any other means or on any other ground; or (ii) attempt to prove in competition with Landlord any claim regarding any payment made under this Guaranty or under the Lease; or (iii) have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Tenant or the benefit of any other security for any obligation. Guarantor waives any rights of subrogation, any rights to enforce any right or remedy of Landlord against Tenant, and any right to participate in any collateral held or payment received by Landlord.

b.         In order to carry out the terms and intent of this Guaranty more effectively, Guarantor agrees to do all acts necessary or convenient to preserve for Landlord the benefits of the foregoing subordination provisions and promptly will execute all agreements and instruments that Landlord may from time to time reasonably request for that purpose, and Guarantor hereby assigns, transfers and sets over to Landlord all claims against the Tenant that Guarantor now has or Guarantor hereafter may have (“Guarantor’s Claims”) and, without imposing upon the Landlord any duty with respect to preservation, protection or enforcement of any Guarantor’s Claims, constitutes and appoints Landlord the true and lawful attorney of Guarantor for the purposes of collecting and/or proving Guarantor’s Claims, of accepting or rejecting, to the extent to which Guarantor otherwise would be entitled to accept or reject any plan of reorganization or arrangement in any proceedings affecting Tenant, and in general of doing any act in connection with any proceedings affecting Tenant which Guarantor might otherwise do. Landlord shall account to Guarantor for any dividends or payments received in excess of the amount necessary fully and finally to satisfy in cash all claims arising out of the Lease and the Guaranty including, without limitation, all interest and expenses of collection.

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c.         In the event of avoidance, disgorgement, reduction, reconveyance or recovery of any payment from Tenant to Landlord as a preference under any laws relating to the bankruptcy, reorganization or liquidation of debtors, or as a so-called fraudulent conveyance, or under any other applicable law, Landlord shall be entitled to recover on demand the amount of such payment from Guarantor as if such payment had never been made by Tenant.

5.          Guarantor shall furnish to Landlord copies of its financial statements as set forth in Section 8.18 of the Lease. So long as Guarantor is a publicly-traded company that makes public reports as required by the Listing Rules of the London Stock Exchange, those publicly-available reports shall satisfy all obligations of Guarantor under this Section 5.

6.          No assignment or transfer of the Lease shall operate to extinguish or diminish the liability of Guarantor under the Guaranty. Guarantor further agrees to pay to Landlord, upon demand, all costs and expenses, including without limitation reasonable attorneys’ fees and expert fees and costs, of preparing to enforce or of enforcing any obligations under this Guaranty.

7.          Guarantor’s liability hereunder shall be ascertained as though the Guarantor was itself the tenant under the Lease, jointly and severally with Tenant, and the Guarantor’s obligations hereunder shall not be affected or impaired by any relief of Tenant from Tenant’s obligations under the Lease by operation of law or otherwise including, without limitation, in connection with proceedings under the bankruptcy laws now or hereafter enacted, or similar laws for the relief of debtors.

8.          Guarantor hereby irrevocably and unconditionally submits to personal jurisdiction in the Commonwealth of Massachusetts over any suit, action or proceeding arising out of this Guaranty or out of the Lease, and Guarantor hereby waives any right to object to personal jurisdiction within the Commonwealth of Massachusetts. The initiation of any suit, action or proceeding by Landlord against any Guarantor or any property of Guarantor in any other jurisdiction shall not constitute a waiver of the agreements contained herein that the law of the Commonwealth of Massachusetts shall govern the rights of Landlord and the rights and obligations of Guarantor under this Guaranty, and that Guarantor submits to personal jurisdiction within the Commonwealth of Massachusetts. Guarantor hereby waives any right to a trial by jury for any claim arising under this Guaranty.

9.          If any term of this Guaranty, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

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10.         This Guaranty is governed by, and all disputes arising under or in connection with this Guaranty shall be resolved in accordance with, the laws of Massachusetts (to the exclusion of its conflict of laws rules), except that this arbitration clause and any arbitration hereunder shall be governed by the Federal Arbitration Act, Chapters 1 and 2. Any controversy or claim arising out of or relating to this Guaranty, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its International Arbitration Rules. There shall be one (1) arbitrator. The language of the arbitration shall be English. The place of the arbitration shall be (and the hearings shall be conducted in) Boston, Massachusetts. The arbitrator is authorized to include in his or her award an allocation to any party of such costs and expenses, including attorneys’ fees, as the arbitrator shall deem reasonable. Judgment on the award(s) rendered by the arbitrator may be entered into any court having jurisdiction thereof. The parties hereby waive all objection which it may have at any time to the laying of venue of any proceedings brought in such courts, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object with respect to such proceedings that any such court does not have jurisdiction over such party.

[the remainder of this page is left intentionally blank]

iv

Executed as a sealed Massachusetts instrument.

GUARANTOR:

SDL plc

By:
	Name:	John Hunter
	Title:	Chief Executive Officer
Hereunto duly authorized

By:
	Name:	Matthew Knight
	Title:	Chief Financial Officer
Hereunto duly authorized

v

INDEX OF CERTAIN DEFINED TERMS

A

AAA	Section 2.4.1
Additional Rent	Section 2.6.1
Annual Fixed Rent	Section 1.1
Antenna	Section 11.1
Antenna Rent	Section 11.1

E

Estimated Term Commencement Date	Section 1.1
Extension Term	Section 2.4.1

F

Fair Market Rent	Section 2.4.1
Financing Party	Section 9.2
Force Majeure	Section 4.2

G

Guarantor	Section 7.1

H

Hazardous Substances	Section 5.2
Hours of Operation	Section 4.1
Improvement Allowance	Section 1.1
Indemnitees	Section 5.5.1
Insolvency Laws	Section 8.19

L

Land	Section 1.1
Landlord	Sections 1.1 and 8.5
Landlord’s Operating Expenses	Section 2.6.3
Landlord’s Taxes	Section 2.6.4
Landlord’s Address	Section 1.1
Lease Assignment	Section 9.2
Lease Year	Section 1.1
Letter of Credit Security Deposit	Section 8.19
Letter of Credit Terms and Conditions	Section 8.19

O
Offered Space	Section 2.1.1

P

Permitted Transfer	Section 5.8
Permitted Uses	Section 1.1
persons acting under Tenant	Section 8.20
persons claiming under Tenant	Section 8.20
Plan of First Offer Space	Section 2.1.1
Premises	Section 1.1
Premises Address	Section 1.1
Public Liability Insurance	Section 1.1

R

Rent	Section 2.6.1
Rentable Floor Area of Building	Section 1.1
Rentable Floor Area of Premises	Section 1.1
Rooftop Installation Area	Section 11.1
Rooftop License	Section 11.1

S

Security Deposit	Section 1.1
Subordination Agreement	Article X
Substantial Completion Date	Section 2.4
Substantially Complete	Section 2.4

T

Tenant	Sections 1.1 and 8.5
Tenant Work	Section 5.9
Tenant’s Pro Rata Share of Landlord’s	Section 2.6.5
Complex Operating Expenses
Tenant’s Authorized Representative	Section 1.1
Tenant’s Original Address	Section 1.1
Term Commencement Date	Sections 1.1 and 2.4
Term Expiration Date	Section 1.1
Transferees	Section 5.8
Transfers	Section 5.8

Exhibit A-1

Subleased Premises

A-1

Exhibit B

List of Furniture, Furniture Systems and Fixtures

•	Front Conference Room:
•	6 hard black chairs

•	18 Cubicles with Chairs

•	2 Offices: Single Desk + Chair

•	Back Conference Room:
•	Conference Table
•	8 Chairs
•	1 Desk